UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-12

Allegion Public Limited Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒     No fee required.
☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)      Title of each class of securities to which transaction applies:
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
2)     Aggregate number of securities to which transaction applies:
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
4)     Proposed maximum aggregate value of transaction:
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
5)     Total fee paid:
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
☐     Fee paid previously with preliminary materials.
☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)      Amount Previously Paid:
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
2)     Form, Schedule or Registration Statement No.:
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
3)     Filing Party:
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
4)     Date Filed:
 ___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

ALLEGION™
PIONEERING SAFETY™

2021 Notice of Annual General Meeting of Shareholders and Proxy Statement

Vision Seamless access and a safer world

Strategy Allegion creates value by securing people and assets with seamless access wherever they reside, work and thrive

Expand in Core Markets
Be the Partner of Choice
Deliver New Value in Access
Capital Allocation
Enterprise Excellence
012
H
SCHOOL

NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholders:
We are pleased to invite you to the Annual General Meeting of Shareholders of Allegion plc (the “Company”). The meeting will be held at the following location and our shareholders will be asked to consider and vote upon the following proposals:

When	June 3, 2021, at 2:00 p.m. Eastern Daylight Time

Location	Allegion, 11819 N. Pennsylvania Street, Carmel, Indiana 46032, U.S.A.

Record Date	Only shareholders of record as of the close of business on April 8, 2021, are entitled to receive notice of, and to vote at, the Annual General Meeting.

Items to be Voted on	1. Elect as directors the 8 nominees named in the accompanying Proxy Statement.
2. Provide advisory approval of the compensation of the Company’s named executive officers.
3. Approve appointment of independent auditors of the Company and authorize the Audit and Finance Committee of the Board of Directors to set the auditors’ remuneration.
4. Renew the Board of Directors’ existing authority to issue shares.
5. Renew the Board of Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution).
6. To conduct such other business properly brought before the meeting.

Our shareholders in Ireland may participate in the Annual General Meeting at the Company’s headquarters located at Block D, Iveagh Court, Harcourt Road, Dublin 2 D02 VH94, Ireland. See “Information Concerning Voting and Solicitation” of this Proxy Statement for further information on participating in the Annual General Meeting in Ireland.
Your vote is very important. Whether or not you plan to attend the Annual General Meeting, please provide your proxy as soon as possible by either using the Internet or telephone as explained in the accompanying Proxy Statement or by completing, signing, dating, and promptly mailing your proxy card. Your proxy must be received by 11:59 p.m. Eastern Daylight Time on June 2, 2021.
Online By Mail By Phone In Person
visit www.proxyvote.com

By Order of the Board of Directors,
Hatsuki Miyata
Corporate Secretary
If you are a shareholder who is entitled to attend and vote, then you are entitled, using the form provided (or the form in Section 184 of the Companies Act 2014), to appoint a proxy or proxies to attend the Annual General Meeting and vote on your behalf. A proxy is not required to be a shareholder of the Company. If you wish to appoint as proxy any person other than the individuals specified on the proxy card provided, please contact the Corporate Secretary at our registered office.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on June 3, 2021: The Proxy Statement, Annual Report on Form 10-K, and the Irish Statutory Accounts are available at www.proxyvote.com.

Registered Office Address: Block D, Iveagh Court, Harcourt Road Dublin 2, D02 VH 94, Ireland Company No. 527370	U.S. Mailing Address: c/o Schlage Lock Company LLC 11819 N. Pennsylvania Street Carmel, Indiana 46032, U.S.A.

Page
SUMMARY INFORMATION	i
PROPOSALS REQUIRING YOUR VOTE	1
Item 1. Election of Directors	1
Item 2. Advisory Approval of the Compensation of our Named Executive Officers	6
Item 3. Approval of Appointment of Independent Auditors	7
Audit and Finance Committee Report	7
Fees of the Independent Auditors	8
Item 4. Renewal of Board of Directors’ Existing Authority to Issue Shares	9
Item 5. Renewal of Board of Directors’ Existing Authority to Issue Shares for Cash Without First Offering Shares to Existing Shareholders (Special Resolution)	10
CORPORATE GOVERNANCE	12
ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) HIGHLIGHTS	24
COMPENSATION OF DIRECTORS	28
COMPENSATION DISCUSSION AND ANALYSIS	30
COMPENSATION COMMITTEE REPORT	48
EXECUTIVE COMPENSATION	49
INFORMATION CONCERNING VOTING AND SOLICITATION	63
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	66
Equity Compensation Plan Information	68
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	68
DELINQUENT SECTION 16(a) REPORTS	69
SHAREHOLDER PROPOSALS AND NOMINATIONS	69
HOUSEHOLDING	70

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. It is not intended to contain all information that you should consider before voting and we encourage you to read the entire Proxy Statement carefully before voting. For more information regarding the Company’s 2020 performance, please review the Company’s Annual Report on Form 10-K.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

When		June 3, 2021, at 2:00 p.m. Eastern Daylight Time

Location		Allegion, 11819 N. Pennsylvania Street, Carmel, Indiana 46032, U.S.A.

Items to be Voted on	1.	By separate resolutions, to elect as directors for a period of one year expiring at the end of the Annual General Meeting of Shareholders of the Company in 2022, the following eight nominees:
		(a)	Kirk S. Hachigian	(e)	Dean I. Schaffer
		(b)	Steven C. Mizell	(f)	Charles L. Szews
		(c)	Nicole Parent Haughey	(g)	Dev Vardhan
		(d)	David D. Petratis	(h)	Martin E. Welch III

	2.	To give advisory approval of the compensation of the Company’s named executive officers.
	3.	To approve the appointment of PricewaterhouseCoopers as independent auditors of the Company and authorize the Audit and Finance Committee of the Board of Directors to set the auditors’ remuneration.
	4.	To renew the Board of Directors’ existing authority to issue shares.
	5.	To renew the Board of Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution).
	6.	To conduct such other business properly brought before the meeting.

Record Date		April 8, 2021

Voting		Shareholders as of the record date are entitled to vote. Each ordinary share is entitled to one vote for each director nominee and each of the other proposals.

Attendance		All shareholders of record as of the record date may attend the meeting.

i

MEETING AGENDA AND VOTING RECOMMENDATIONS
The following items will be submitted for shareholder approval at the Annual General Meeting.

	Agenda Item	Vote Required	Board Recommendation	Page
1.	Election of eight directors named in the Proxy Statement	Majority of votes cast	FOR	1
2.	Advisory approval of the compensation of the Company’s named executive officers (“Say-on-Pay”)	Majority of votes cast	FOR	6
3.	Appointment of PricewaterhouseCoopers as the independent auditors of the Company and authorize the Audit and Finance Committee of the Board of Directors to set the auditors’ remuneration	Majority of votes cast	FOR	7
4.	Renewal of the Board of Directors’ existing authority to issue shares	Majority of votes cast	FOR	9
5.	Renewal of the Board of Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution)	75% of votes cast	FOR	10

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to good corporate governance practices that promote the long-term interests of our shareholders, as well as our customers, employees, communities and other stakeholders, strengthen our Board of Directors (“Board” or “Board of Directors”) and management accountability, and help build public trust. We strive to continue to monitor emerging best practices in corporate governance and adopt measures as appropriate. The following is a summary of our corporate governance practices. More details are provided under the “Corporate Governance” section of this Proxy Statement.
Throughout this Proxy Statement, we may interchangeably refer to “non-employee directors” or “independent directors” or “independent, non-employee directors.” All three terms refer to the same seven non-employee directors who are also independent, which includes all directors except for Mr. Petratis who serves as our President, Chairman and CEO.

Board Composition, Independence and Participation

✓	Seven of eight director nominees are independent by New York Stock Exchange (“NYSE”) standards and the Company’s Corporate Governance Guidelines
✓	The Lead Director is independent
✓	All three Board Committees (Audit and Finance, Compensation, and Corporate Governance and Nominating) and Committee Chairs are independent
✓	Retirement age (70)* and term limit (10 years) for non-employee directors
✓	Non-employee directors may not serve on the board of more than four other publicly held companies. Further, non-employee directors who serve as an executive officer of a public company may not serve on the board of more than one other publicly held company
✓	No member of the Audit and Finance Committee may serve on more than two other public company audit committees
✓	Three of eight director nominees are women or racially/ethnically diverse
✓	The Board has a balance of new and experienced directors, with the tenure of incumbent directors averaging 4.7 years
✓	Average age of director nominees is 62.5 years old
✓	Each of the Committees has the ability to hire outside experts and consultants, as needed
✓	All directors** attended 100% of Board meetings and, on average, 98.3% of all Committee meetings held in 2020. No director attended less than 96.3% of all Committee meetings
✓	Independent directors have full access to management and other employees

* The retirement age is waived for non-employee directors who were elected or appointed prior to the 2014 Annual General Meeting.
** Mr. Mizell was appointed to the Board on February 6, 2020 and Mr. Vardhan was appointed to the Board on October 27, 2020. Therefore, Board and Committee meetings held prior to their respective appointment dates are not included for purposes of each of their attendance calculations.

Board Conduct and Oversight

✓	Code of Conduct applies to all directors, officers and employees
✓	The Board spends the majority of its time reviewing and engaging on strategic matters
✓	The Board has oversight of risk management, including information technology, cybersecurity, privacy and disruptive technology matters
✓	The Board has oversight of environmental (including health, safety and sustainability), social and governance (“ESG”) matters
✓	The Company has stock ownership guidelines for executive officers and directors
✓	The Board and Committees conduct self-assessments of its performance and effectiveness annually
✓	Board and Committee self-assessments include one-on-one interviews with the Lead Director (or Chairman if last year of the Lead Director’s term) and each director to ensure thoughtful, candid feedback
✓	Executive sessions of independent directors are generally held at each of the Board and Committee meetings
✓	Corporate Governance Guidelines and all Committee Charters are reviewed annually
✓	Emerging topics and developments in governance best practices are reviewed on an ongoing basis
✓	Succession planning is conducted at all levels, including for Board, CEO and senior management
✓	The Board monitors relations with shareholders, customers, employees, the communities in which the Company operates and other stakeholders

Other Governance Best Practices

✓	Align pay with Company performance
✓	Include clawback provisions for performance-based compensation
✓	No hedging or any form of short-term speculative trading of Company stock
✓	No pledging of Company stock
✓	Include “double trigger” vesting provisions in change in control agreements
✓	No tax gross-ups in change in control agreements
✓	No excessive perquisites
✓	No dividend equivalents on unvested equity awards
✓	Management briefs the Board regularly on risk management, including information security, cybersecurity, privacy and disruptive technology matters

Shareholder Rights and Engagement

✓	Hold annual election of directors
✓	Majority voting in uncontested director elections
✓	Hold advisory approval by shareholders of executive compensation (“Say-on-Pay” votes) annually
✓
Hold “Say-on-Frequency” votes regarding advisory approval of executive compensation at least every six years (Note: Based on the results of such advisory vote held in 2020, the Company will hold Say-on-Pay votes annually)

✓	No option repricing without shareholder approval
✓
Hold Investor Day event periodically in person and/or via live webcast with recordings and transcripts available on our website following the event to provide updates on our business and strategy, and facilitate exposure to our leadership team

✓	Attend major investor conferences each year, with senior management participation
✓
In 2020, reached out to shareholders representing over 70% of our shares to discuss any questions or concerns about our corporate governance and compensation practices, including ESG efforts, and to understand any particular issues that are top of mind for such shareholders

✓	Provide transparency and visibility throughout the global COVID-19 pandemic. In 2020, we issued a press release detailing the Company’s response to the pandemic, responded to questions from investors, and disclosed the impact of the pandemic on our business, financial results and operations in our quarterly earnings release and reports

Shareholder Engagement Highlights
Engaged with: ✓ Institutional investors ✓ Retail shareholders ✓ Pension funds ✓ Proxy advisory firms ✓ Industry associations and thought leaders

Engaged through:
✓ Investor Day (note: held periodically, with
       the most recent one held in March 2019)
✓ Quarterly earnings call
✓ Investor conferences
✓ Individual investor meetings
✓ Annual General Meeting of Shareholders
✓ Stakeholder outreach such as perception
studies
✓ Data verification process of proxy
advisory firms
✓ ESG related reports

Engagements include:
✓ President, Chairman
      and CEO
✓ CFO and other senior
      management
✓ Treasurer and Investor
      Relations team
✓ Non-employee
      directors (through the
      Annual General
      Meeting)
✓ Subject matter experts
✓ Other employees

In 2020, engaged with shareholders representing: Over 63 million shares or Over 70% of total outstanding shares	Information shared through: ▪SEC filings incl. 10-K, 10-Q, 8-K and Proxy Statement ▪Press releases ▪Annual Report ▪Company website ▪Media and digital platforms
v

BOARD STRUCTURE AND COMPOSITION
Seven of our eight director nominees are independent. The Lead Director is elected amongst our independent directors and serves a minimum three year term. All three Committees and Committee Chairs are independent.
While we do not have a formal diversity policy regarding Board nominations, we believe Board membership should reflect diversity in its broadest sense. In selecting and assessing potential Board candidates, our Board takes into consideration a broad range of factors such as skills, expertise, business and leadership experience, board experience and viewpoints, including a candidate’s gender, race, ethnicity, geography and other factors that would complement the existing Board and contribute to enhancing the quality of the Board’s deliberations and decisions, recognizing that our businesses and operations are diverse and global in nature.
In terms of Board refreshment, over the past three years, three highly qualified directors were added to the Board and two directors retired. Our Board has a good balance of directors with short (0-3 years), mid (4-7 years) and long (8-10 years) tenures, with the tenure of director nominees averaging 4.7 years. The average age of director nominees is 62.5 years old. The retirement age for independent directors is 70 years old and the term limit is 10 years, whichever is earlier. The retirement age is waived for independent directors who were elected or appointed prior to the 2014 Annual General Meeting.

OUR DIRECTOR NOMINEES
    Set forth below is summary information about each director nominee the Board is recommending for election:

						Committee Memberships
Nominee	Age	Director Since	Principal Occupation	Independent	Lead Director

Kirk S. Hachigian	61	2013	Former Non-Executive Chairman of JELD-WEN Holding, Inc.	✓	✓	•	•	C
Steven C. Mizell	61	2020	Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc.	✓		•	(C*)	•
Nicole Parent Haughey	49	2017	Chief Operating Officer of Island Creek Oysters	✓		•	•	•
David D. Petratis	63	2013	Chairman, President and Chief Executive Officer of Allegion plc
Dean I. Schaffer	69	2014	Former Partner of Ernst & Young LLP	✓		•	C	•
Charles L. Szews	64	2018	Former Chief Executive Officer of Oshkosh Corporation	✓	(✓**)		•	(C**)
Dev Vardhan	61	2020	Senior Partner at McKinsey & Company	✓			•	•
Martin E. Welch III	72	2013	Former Executive Vice President and Chief Financial Officer of Visteon Corporation	✓		C	•	•

Audit and Finance Committee	Compensation Committee	Corporate Governance and Nominating Committee	C	Chair
* Mr. Mizell was appointed by the Board to serve as Chair of the Compensation Committee, effective May 1, 2021.
** Mr. Szews was appointed by the Board to serve as Lead Director and Chair of the Corporate Governance and Nominating Committee, effective May 1, 2021.

BOARD EXPERTISE AND SKILLS
Our director nominees possess a varied and balanced mix of skills, business and leadership experience, board experience and viewpoints. While each director is individually qualified to make substantial contributions, collectively, our directors’ rich experience, diverse backgrounds and viewpoints enhance the quality and effectiveness of the Board’s deliberations and decision making. Key knowledge, skills and experiences of our director nominees are summarized below:

	K. Hachigian	S. Mizell	N. Parent Haughey	D. Petratis	D. Schaffer	C. Szews	D. Vardhan	M. Welch III
Knowledge and Skills
Financial Expertise based on experience gained as a CFO, audit professional or financial analyst			•		•	•		•
Finance / Capital Allocation skills based on experience as a CEO, CFO or other financial professional	•		•	•	•	•		•
International experience outside of the United States	•	•		•	•	•	•	•
Technology / Engineering experience or education	•	•	•	•		•	•
Marketing / Sales experience in understanding, assessing, developing and implementing marketing, sales and customer engagement strategies	•		•	•		•	•
Services experience based on current or prior industry experience			•	•	•	•	•	•
Compensation / HR experience based on HR expertise or CEO / head of business role with people management or as Compensation Committee Chair	•	•	•	•	•	•
Strategy / M&A experience and knowledge based on evaluating and implementing business and investment strategies, incl. M&A	•	•	•	•	•	•	•	•
Experience
CEO / Business Head based on current or prior role(s)	•		•	•		•
Industrial / Manufacturing experience and knowledge based on industry experience	•		•	•		•	•	•
Academia / Education based on experience teaching at or serving in an advisory or Board capacity at higher education institutions			•	•	•	•		•
Government / Public Policy based on experience working in highly regulated industries or in a government capacity		•				•	•
Financial Services experience and skills based on experience as a financial professional or analyst			•					•
Boards of Other Public Companies based on current or prior service on other public boards	•	•	•	•		•		•

COVID-19 PANDEMIC RESPONSE HIGHLIGHTS
We have preparedness plans that allow us to respond responsibly and diligently to changing environments and economic conditions. Throughout the global COVID-19 pandemic, we adhered to the following principles, in full alignment with our company values and preparedness plans:
▪Provide safe and healthy working environments for Allegion employees;
▪Support customer needs;
▪Communicate early and often with our supply chain and logistics partners as well as materials teams; and
▪Abide by government regulations and public health guidelines. Specific highlights are as follows:

Employee Welfare and Communities
A cross-functional, global COVID-19 response team monitored the most recent developments and shared regular updates with all Allegion employees. We adopted numerous health and safety measures in accordance with best-practice safety guidelines issued by recognized health experts like the U.S. Centers for Disease Control and Prevention ("CDC"), the European Centre for Disease Prevention and Control ("ECDC") and the World Health Organization (“WHO”), as well as any applicable government mandates, in order to protect our employees, customers, suppliers and other business partners. These health and safety measures, as well as community activities, included:

▪Encouraged work-from-home arrangements for employees, where possible, and ensured that those employees had effective IT tools and resources in place to support connectivity;
▪Continuously educated our workforce about safe hygiene in accordance with evolving guidelines;
▪Regularly communicated updates to leadership and team members;
▪Established aggressive and regular deep cleaning and disinfecting schedules;
▪Created social distancing measures, such as physical barriers or reconfigurations of workspaces;
▪Implemented measures to reduce density, such as staggering work shifts and breaks;
▪Ensured employees had masks and increased supplies, such as cleaning solutions and hand sanitizers;
▪Established mask use requirements and expectations at our facilities;
▪Required temperature and health screenings prior to entering facilities;
▪Temporarily restricted travel and in-person meetings;
▪Created a global program for a six-month period, giving production workers an extra day of pay per month, to cover unexpected illness or family needs (“Allegion Safety Net Global Program”);
▪Expanded the Employee Assistance Program (“EAP”) in several countries outside the U.S.;
▪Relaxed policy on absenteeism (due to COVID-19 related reasons) for hourly employees;
▪Donated thousands of masks to healthcare workers across the U.S., Mexico and Italy;
▪Supplemented on-going food drives at local sites with a one-time $500,000 gift in 2020 to support global communities in need; and
▪Continued our commitment to Habitat for Humanity in 2020.

Supply Chain and Operations
During the early months of the pandemic, we experienced temporary production shut-downs due either to government mandates or to help ensure employee safety, most notably in Italy and the Baja region of Mexico. However, the vast majority of our manufacturing facilities remained open and operational throughout 2020. Additional actions included:
▪Implemented periodic work stoppages at certain plants due to temporary reduction in customer demand or material shortages;
▪Continued to serve customers through our channel partners or with inventory on hand;
▪Addressed increased hiring needs especially in our Baja, Mexico facilities, primarily to meet rising U.S. residential demand; and
▪Remained focused on business continuity, excellent customer service and delivery.

Financial Impacts
Allegion implemented several actions during 2020 to help mitigate financial implications associated with COVID-19, such as:
▪Reduced discretionary spending and eliminated non-essential investments;
▪Temporarily froze hiring and continued to carefully monitor and manage hiring throughout the year;
▪Implemented restructuring programs; and
▪Re-prioritized all capital expenditures.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)
We are committed to conducting business in a safe, environmentally responsible and sustainable manner, in compliance with all applicable environmental, health and safety laws and regulations - and in a manner that helps promote and protect the health and safety of our environment. This commitment is congruent with our Company values which include: “Be safe, be healthy,” “Do the right thing” and “Be empowered and accountable.” These values are a way of life at Allegion and guide how we conduct our business.
In 2020, we expanded our Sustainability Council to form a cross-functional ESG Council which provides regular updates to the Board’s Corporate Governance and Nominating Committee. The purpose of the ESG Council is to support the Company’s ongoing commitment to environmental, social and corporate governance matters, including health and safety, corporate social responsibility (“CSR”), engagement, equity, inclusion and diversity, and sustainability by:
▪Developing Company strategy related to ESG matters, including identifying, evaluating and monitoring ESG matters at the Company that could affect our business activities, performance and reputation;
▪Improving the Company’s understanding of ESG matters;
▪Overseeing integration of strategically significant ESG policies into the business operations and strategy; and
▪Assisting in shaping communications with employees, investors, and other stakeholders of the Company with respect to ESG matters.
Our ESG efforts are highlighted under the “Environmental, Social and Governance (ESG) Highlights” section on page 24 of this Proxy Statement. Additional information about our ESG efforts, policies and key achievements are available on our website at www.allegion.com under the heading, “About Allegion - Corporate Social Responsibility & ESG.”
Throughout this Proxy Statement, we may refer to additional information that is available on our websites. The information contained on, or that may be accessed through, the Company’s websites is not incorporated by reference into, and is not part of, this Proxy Statement.
x

EXECUTIVE COMPENSATION
Our executive compensation program is designed to create a pay-for-performance culture by aligning the compensation program to the achievement of our strategic objectives and with shareholder interests. Allegion’s strategy is built on five growth pillars: (i) expand in core markets; (ii) be the partner of choice; (iii) deliver new value in access; (iv) capital allocation; and (v) enterprise excellence.

The primary objectives of our executive compensation program are to:
▪Create and reinforce our pay-for-performance culture;
▪Align the interests of management with our shareholders and other stakeholders;
▪Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay;
▪Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk; and
▪Integrate with our performance management process of goal setting and formal evaluation.

Pay for Performance
We achieved the following solid financial performance in 2020 related to our executive compensation program despite a challenging environment due to the COVID-19 pandemic:
▪Annual adjusted revenue of $2,720 million, a decline of 5.5% compared to prior year;
▪Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”) of $678 million, a decline of 0.9% compared to prior year;
▪Available cash flow of $460 million, an increase of 2.9% compared to prior year;
▪Adjusted earnings per share of $5.36, an increase of 8.7% compared to prior year; and
▪Total shareholder return of 41.78% for the 2018-2020 performance period, which falls into the 62nd percentile of the S&P 400 Capital Goods Index.
Based on this performance, for corporate functions, we achieved a payout of 56.96% under the Annual Incentive Plan (“AIP”) (subject to region- and individual-specific performance) and a 160% payout of the Performance Stock Unit awards (“PSUs”) for the 2018-2020 performance period. For details on AIP, refer to “Actual Financial Performance vs. Target Goals” on page 41 and for details on PSUs, refer to “PSUs Earned for 2018-2020 Performance Period” starting on page 44 of this Proxy Statement.
Overall, our executive compensation program is market competitive for target total compensation, aligned overall with market median and designed to result in greater variance in actual total compensation based on the Company’s performance. A significant percentage of our executives’ total compensation is in the form of performance based compensation such as annual performance bonuses, PSUs and other equity vehicles tied directly to the Company’s performance. Further, the Compensation Committee recognizes that unanticipated events may positively or negatively impact the level of achievement met against goals throughout the performance period.
Thus, for purposes of evaluating our incentive plans there are pre-determined instances as approved by the Compensation Committee for which adjustments are permitted, including, but not limited to, the financial performance of any business or asset acquired during the performance period, costs associated with acquisitions or divestitures, unusual or non-recurring gains or losses, changes in applicable accounting principles, impairment charges in accordance with GAAP, and business restructurings, including facility closures, work stoppage or business interruption costs. These permissible adjustments also included certain costs related to the COVID-19 pandemic that were incurred during 2020, such as facility closures, work stoppages and the Allegion Safety Net Global Program. As a result, amounts shown above may differ compared to our recent Form 10-K and other filings.

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
We are asking for your advisory approval of the compensation of our named executive officers (“Say-on-Pay” vote). While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature. Before considering this proposal, please read our Compensation Discussion and Analysis, which explains our executive compensation program and the Compensation Committee’s compensation decisions.

APPOINTMENT OF INDEPENDENT AUDITORS
We are asking you to approve the appointment of PricewaterhouseCoopers (“PwC”) as our independent auditors for 2021 and to authorize the Audit and Finance Committee to set PwC’s remuneration.

RENEWAL OF BOARD OF DIRECTORS’ EXISTING AUTHORITY TO ISSUE SHARES
We are seeking approval to authorize our Board of Directors to issue up to 33% of our issued ordinary share capital as of April 1, 2021 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from June 3, 2021 (the date on which our existing authority expires) or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked.

RENEWAL OF BOARD OF DIRECTORS’ EXISTING AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS
We are seeking approval to authorize our Board of Directors to opt out of the statutory pre-emption rights provision in the event of: (1) the issuance of shares for cash in connection with any rights issue; and (2) any other issuance of shares for cash, if the issuance is limited to up to 5% of our issued ordinary share capital as of April 1, 2021 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from June 3, 2021 (the date on which our existing authority expires) or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked.

2022 ANNUAL GENERAL MEETING

Deadline for shareholder proposals for inclusion in the Proxy Statement:	December 21, 2021
Deadline for business proposals and nominations for director to be brought before the 2021 Annual General Meeting:	March 7, 2022

PROXY STATEMENT

This Proxy Statement and the enclosed proxy card, or the Notice Regarding the Availability of Proxy Materials, are first being mailed on or around April 21, 2021 to shareholders of record as of the close of business on April 8, 2021 (the “Record Date”).
PROPOSALS REQUIRING YOUR VOTE

Item 1. Election of Directors
We use a majority of votes cast standard for the election of directors in uncontested elections. A majority of the votes cast means the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections, where there is more than one nominee competing for a director seat, directors are elected by an affirmative plurality of the votes cast. Under our Articles of Association, if a director is not re-elected in a director election, the director shall retire at the close or adjournment of the Annual General Meeting.
Each director of the Company is being nominated for election for a one-year term beginning at the 2021 Annual General Meeting of Shareholders to be held on June 3, 2021 (the “Annual General Meeting” or “AGM”) and expiring at the end of the 2022 Annual General Meeting of Shareholders.

The Board of Directors recommends a vote FOR the following directors:

Kirk S. Hachigian

Age	61

Director Since	2013

Lead Director Since	2013

Experience
Former Chairman of JELD-WEN Holding, Inc. (global manufacturer of doors and windows) from April 2014 to May 2019, Interim Chief Executive Officer from February 2018 to June 2018, and President and Chief Executive Officer from 2014 to 2015.
Former Chairman, President and Chief Executive Officer of Cooper Industries plc (global manufacturer of electrical components for the industrial, utility and construction markets) from 2006 to 2012.

Other Current Public Company Directorships	NextEra Energy, Inc. Paccar Inc.

Former Public Company Directorships	JELD-WEN Holding, Inc. Cooper Industries plc

Director Qualifications
Mr. Hachigian’s experiences as former chairman and chief executive officer of JELD-WEN Holding, Inc., a $4.3 billion (2018) global manufacturer, and Cooper Industries plc, a $6 billion (2012) global manufacturer, bring substantial expertise to all of our operational and financial matters, including global manufacturing, engineering, marketing, labor relations, channel management and investor relations. His prior work and international experiences add value and benefit our Board of Directors and management team as we pursue future business opportunities globally. He has a successful track record of creating value for shareholders, completing the $13 billion merger of Cooper Industries with Eaton Corporation in 2012. In addition, his leadership of an organization incorporated in Ireland provides valuable oversight experience to our Irish financial reporting and accounting requirements. His executive leadership positions directly correspond to key elements of our growth and operational strategies. Mr. Hachigian has served as our Lead Director and Chair of the Corporate Governance and Nominating Committee since 2013 and will continue to serve in these positions through April 30, 2021.

Steven C. Mizell

Age	61

Director Since	2020

Experience
Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc. (an American multinational pharmaceutical company) from 2018 to present.
Former Executive Vice President, Human Resources at The Monsanto Company (agrochemical and agricultural biotechnology company) from 2007 to 2018.

Other Current Public Company Directorships	Group 1 Automotive, Inc.

Former Public Company Directorships	Oshkosh Corporation

Director Qualifications
Mr. Mizell joined Merck in 2018 and has responsibility for all aspects of human resources for more than 68,000 global employees. Prior to that, he served as Monsanto’s executive vice president of human resources, overseeing the company’s approach to talent acquisition and development, employee wellness, and diversity and inclusion. Mr. Mizell holds degrees from Georgia Institute of Technology and Carnegie Mellon University and has served in key human resources management roles at companies across beverage, defense, energy, pharmaceutical and technology sectors. Mr. Mizell is an experienced board member who is also National Association of Corporate Directors (NACD) Directorship Certified™ and his broad experience in global human resources leadership brings great perspective and value to our Board and management. Mr. Mizell will serve as Chair of our Compensation Committee, effective May 1, 2021.

Nicole Parent Haughey

Age	49

Director Since	2017

Experience
Chief Operating Officer of Island Creek Oysters (a private aquaculture company located in Duxbury, MA) from 2020 to present.
Former Chief Operating Officer of Mimeo.com (a technology company in printed and digital content management and distribution) from 2016 to 2018.
Former Vice President, Corporate Strategy and Business Development of United Technologies Corporation (a global manufacturing company) from 2013 to 2015.
Former Managing Partner and Co-Founder of Vertical Research Partners, LLC (an equity research and consulting firm) from 2009 to 2013.

Other Current Public Company Directorships	Altra Industrial Motion Corp.

Former Public Company Directorships	None

Director Qualifications
Ms. Parent Haughey joined Island Creek Oysters in 2020 as Chief Operating Officer and is responsible for driving continued revenue growth and profitability of the company’s B2B and B2C businesses and oversees procurement, operations and sales in pursuit of that mission. Ms. Parent Haughey’s current and previous experience as a former chief operating officer and a senior leader of global companies brings significant expertise to our Board. Her deep understanding of strategic planning, finance, capital allocation, mergers and acquisitions, and sales and marketing benefits the Board as it oversees and develops the Company’s long-term growth strategies. In addition, Ms. Parent Haughey’s in-depth knowledge of the investment community and markets provides key insights into investors and capital markets.

David D. Petratis

Age	63

Director Since	2013

Experience
Chairman, President and Chief Executive Officer of Allegion plc since 2013.
Former Chairman, President and Chief Executive Officer of Quanex Building Products Corporation (a manufacturer of engineered material and components for the building products markets) from 2008 to 2013.

Other Current Public Company Directorships	None

Former Public Company Directorships	Gardner Denver, Inc. Quanex Building Products Corporation

Director Qualifications
Mr. Petratis has led the Company since 2013, effectively using his extensive knowledge and deep understanding of the Company’s global business, operations, people and strategic goals to lead the Company in achieving its vision of “seamless access and a safer world.” Further, Mr. Petratis’ previous successful leadership of global manufacturing companies brings significant experience and expertise to the Company’s management and governance. In particular, Mr. Petratis has an extensive background in the building products industry, as well as strong experience with operations and lean manufacturing, distribution and channel marketing and management, the mergers and acquisitions process, and strategy development.

Dean I. Schaffer

Age	69

Director Since	2014

Experience	Independent Tax Consultant since 2017. Former Partner of Ernst & Young LLP (an international public accounting firm) from 1975 to 2014.

Other Current Public Company Directorships	None

Former Public Company Directorships	None

Director Qualifications
Mr. Schaffer’s experience as a former partner of an international accounting firm brings significant expertise to the Board of Directors in the areas of taxation, governance, strategy, and mergers and acquisitions. During his career, Mr. Schaffer served on Ernst & Young’s Americas Executive Board, as the co-lead of the Americas Office of the Chairman Global Accounts Network and senior partner in the New York office and worked with many of the firm’s largest clients. Mr. Schaffer’s expertise benefits the Board of Directors as it oversees our financial reporting and our governance and as it develops our tax and growth strategies. Mr. Schaffer has served as Chair of our Compensation Committee since 2016 and will continue to serve in this position through April 30, 2021.

Charles L. Szews

Age	64

Director Since	2018

Experience	Former Chief Executive Officer of Oshkosh Corporation (a manufacturer of specialty vehicles and vehicle bodies) from 2011 to 2015.

Other Current Public Company Directorships	Commercial Metals Company Group 1 Automotive, Inc. Valaris plc

Former Public Company Directorships
Gardner Denver, Inc.
Oshkosh Corporation
Rowan Companies plc (note: Rowan Companies plc merged with Ensco plc and became Ensco Rowan plc in April 2019 which, in turn, changed its name to Valaris plc in July 2019)

Director Qualifications
Mr. Szews’ former successful leadership of a $6 billion global manufacturing company, as well as his deep understanding of financial and operational matters as a former chief financial officer and chief operating officer, bring substantial expertise to our Board. Mr. Szews has a strong background in both the residential and non-residential construction markets. In addition, his extensive operational and strategic experience offers a deep understanding of strategy development and deployment, capital allocation, shareholder relations, mergers and acquisitions, lean manufacturing, new product development, supply chain management, international sales and business management. Mr. Szews’ leadership, business insights and extensive Board experience provide practical insights as we continue to execute our growth and operational strategies. Mr. Szews will serve as our Lead Director and Chair of the Corporate Governance and Nominating Committee, effective May 1, 2021.

Dev Vardhan

Age	61

Director Since	2020

Experience	Senior Partner at McKinsey & Company (global management consulting firm) from 1993 to present.

Other Current Public Company Directorships	None

Former Public Company Directorships	None

Director Qualifications
Mr. Vardhan has been with McKinsey & Company for over 25 years and has extensive experience in defining and strengthening strategies for global organizations. He is an expert in digital and business transformation and his broad background in supporting global organizations in manufacturing and supply-chain design, mergers and acquisitions and innovation has many synergies with Allegion’s seamless access strategy and with our strategic pillars for growth. Mr. Vardhan brings great value and insight to our Board.

Martin E. Welch III

Age	72

Director Since	2013

Experience
Former Executive Vice President and Chief Financial Officer of Visteon Corporation (a global automotive parts supplier) from 2011 to 2012.
Former Executive Vice President and Chief Financial Officer of United Rentals, Inc. (an equipment rental company) from 2005 to 2009.

Other Current Public Company Directorships	None

Former Public Company Directorships	Global Brass and Copper Holdings, Inc. (note: Global Brass and Copper Holdings, Inc. was acquired by Wieland-Werke AG in July 2019 as part of a merger agreement)

Director Qualifications
Mr. Welch’s experience as a former chief financial officer brings substantial financial expertise to our Board. His senior leadership experience with global manufacturing companies brings a deep understanding of financial matters, mergers and acquisitions, investments and strategic transactions as well as how to guide companies through changing markets. Mr. Welch’s experience benefits our Board as it develops our growth strategy, guiding the Company through an evolving marketplace and helping to drive our operational improvement. In addition, Mr. Welch’s experience as a business adviser to a private equity firm benefits the Company’s long-term strategic planning. Mr. Welch has served as Chair of our Audit and Finance Committee since 2013.

Item 2. Advisory Approval of the Compensation of Our Named Executive Officers
We are presenting the following proposal, commonly known as a “Say-on-Pay” proposal, which gives you as a shareholder the opportunity to endorse or not endorse our compensation program for named executive officers (“NEOs”) by voting for or against the following resolution:
“RESOLVED, that the shareholders approve the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Company’s Proxy Statement.”
While our Board of Directors (“Board” or “Board of Directors”) intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.
The primary objectives of our executive compensation program are to:
▪Create and reinforce our pay-for-performance culture;
▪Align the interests of management with our shareholders and other stakeholders;
▪Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay;
▪Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk; and
▪Integrate with our performance management process of goal setting and formal evaluation.
By following these objectives, we believe that our compensation program for NEOs is strongly aligned with the long-term interests of our shareholders.

The Board of Directors recommends a vote FOR the advisory approval of the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in this Proxy Statement.

Item 3. Approval of Appointment of Independent Auditors
At the Annual General Meeting, shareholders will be asked to approve the appointment of PricewaterhouseCoopers (“PwC”) as our independent auditors for the fiscal year ending December 31, 2021, and to authorize the Audit and Finance Committee of our Board of Directors to set the independent auditors’ remuneration. PwC has acted as our independent auditor since 2013 and has an understanding of our business affairs. Based on such understanding and their ability, we believe PwC is best qualified to perform this important function.
Representatives of PwC will be present at the Annual General Meeting and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.
The Board of Directors recommends a vote FOR the proposal to approve the appointment of PwC as independent auditors of the Company and to authorize the Audit and Finance Committee of the Board of Directors to set the auditors’ remuneration.

Audit and Finance Committee Report
While management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, the Audit and Finance Committee reviews the Company’s audited financial statements and financial reporting process on behalf of the Board of Directors. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit and Finance Committee monitors those processes. In this context, the Audit and Finance Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results. The Audit and Finance Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit and Finance Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles, and the Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit and Finance Committee also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, as amended (Communication with Audit Committees), as adopted by the PCAOB.
In addition, the Audit and Finance Committee has received and reviewed the written disclosures and the PCAOB-required letter from PwC regarding PwC’s communications with the Audit and Finance Committee concerning independence and discussed with PwC its independence. The Audit and Finance Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Audit and Finance Committee has concluded that the independent auditors are independent from the Company and its management.
The Audit and Finance Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit and Finance Committee meets separately with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“2020 Form 10-K”), for filing with the U.S. Securities and Exchange Commission (“SEC”). The Audit and Finance Committee has selected PwC, subject to shareholder approval, as the Company’s independent auditors for the fiscal year ending December 31, 2021.
AUDIT AND FINANCE COMMITTEE
Martin E. Welch III (Chair)
Kirk S. Hachigian
Steven C. Mizell
Nicole Parent Haughey
Dean I. Schaffer

Fees of the Independent Auditors
The following table shows the fees we paid or accrued for audit and other services provided by PwC for the fiscal years ended December 31, 2020 and 2019:

	2020	2019
Audit Fees (a)	$3,968,500	$4,399,000
Audit-Related Fees (b)	56,000	480,000
Tax Fees (c)	1,679,000	2,159,000
All Other Fees (d)	2,900	317,900
Total	$5,706,400	$7,355,900
_______________
(a)Audit Fees for the fiscal years ended December 31, 2020 and 2019 were for professional services rendered for the audits of the Company’s annual consolidated financial statements, including its internal controls over financial reporting, quarterly reviews, statutory audits, and issuance of consents.

(b)Audit-Related Fees for the fiscal years ended December 31, 2020 and 2019 consist of employee benefit plan audits and other attest services that are not related to performing the audit or review of our consolidated financial statements. Audit-Related Fees for the fiscal year ended December 31, 2019 also includes financial and tax due diligence.

(c)The Tax Fees for the fiscal years ended December 31, 2020 and 2019 relate to consulting services.

(d)All Other Fees for the fiscal year ended December 31, 2020 and 2019 includes license fees for technical accounting and financial statement disclosure software. All Other Fees for the fiscal year ended December 31, 2019 also includes consulting fees for a benchmarking project.

The Audit and Finance Committee pursuant to its charter, pre-approves all auditing and non-audit services and related fees to be performed by the Company’s independent auditors. Furthermore, the Company follows internal procedures that: (i) provide for pre-approval of an annual budget for each type of service; (ii) require Audit and Finance Committee approval of specific services / projects over $50,000, even if included in the approved budget; and (iii) require Audit and Finance Committee approval if the forecast of expenditures exceeds the approved budget on any type of service. The Audit and Finance Committee pre-approved all of the services described above. The Audit and Finance Committee has determined that the provision of all such services is compatible with maintaining the independence of PwC.

Item 4. Renewal of the Board of Directors’ Existing Authority to Issue Shares
Under Irish law, shareholders of an Irish public limited company grant authority to the Board of Directors to issue any shares, including shares which are part of the company’s authorized but unissued share capital. Our current authorization is due to expire at the end of the 2021 Annual General Meeting on June 3, 2021. Because our authorization is due to expire, we are presenting this proposal to renew the Board’s authority to issue our authorized shares on the terms set forth below.
We are seeking approval to authorize our Board of Directors to issue up to 33% of our issued ordinary share capital as of April 1, 2021 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from June 3, 2021 (the date on which our existing authority expires) or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked.
Granting the Board of Directors this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including in connection with our equity compensation plans (where required) and, if applicable, funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant our Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a New York Stock Exchange (“NYSE”) listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for most other companies listed on the NYSE with whom we compete. Renewal of the Board’s existing authority to issue shares is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.
As required under Irish law, the resolution in respect of Item 4 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.
The text of this resolution in respect of this proposal is as follows:
“RESOLVED, that the Directors be and are hereby generally and unconditionally authorized with effect from the end of the 2021 Annual General Meeting on June 3, 2021 to exercise all powers of the Company to allot relevant securities (within the meaning of Section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $297,139 (29,713,938 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 1, 2021 (the latest practicable date before this Proxy Statement)), and the authority conferred by this resolution shall expire 18 months from June 3, 2021 or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors recommends a vote FOR the renewal of the Board of Directors’ existing authority to issue shares.

Item 5.	Renewal of the Board of Directors’ Existing Authority to Issue Shares for Cash Without First Offering Shares to Existing Shareholders
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). Because our existing authorization will expire at the end of the 2021 Annual General Meeting on June 3, 2021, we are presenting this proposal to renew the Board of Directors’ authority to opt-out of the pre-emption right on the terms set forth below.
We are seeking approval to authorize our Board of Directors to opt out of the statutory pre-emption rights provision in the event of: (1) the issuance of shares for cash in connection with any rights issue; and (2) any other issuance of shares for cash, if the issuance is limited to up to 5% of our issued ordinary share capital as of April 1, 2021 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from June 3, 2021 (the date on which our existing authority expires) or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked.
Granting the Board of Directors this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Item 4, this authority is fundamental to our business and enables us to issue shares under our equity compensation plans (where required) and if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board of Directors the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could undermine the operation of our compensation plans and cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for most other companies listed on the NYSE with whom we compete. Renewal of the Board’s existing authorization to opt out of the statutory pre-emption rights as described above is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

[Item 5 continues on next page]

As required under Irish law, the resolution in respect of this Item 5 is a special resolution that requires the affirmative vote of at least 75% of the votes cast.
The text of the resolution in respect of this proposal is as follows:
“RESOLVED as a special resolution, that, subject to the passing of the resolution in respect of Item 4 as set out above and with effect from the end of the 2021 Annual General Meeting on June 3, 2021, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Item 4 as if sub-section (1) of Section 1022 did not apply to any such allotment, provided that this power shall be limited to:
(a)     the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
(b)     the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $45,021 (4,502,111 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 1, 2021 (the latest practicable date before this Proxy Statement)), and the authority conferred by this resolution shall expire 18 months from June 3, 2021 or at the end of the next Annual General Meeting, whichever is earlier, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors recommends a vote FOR the renewal of the Board of Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES AND PRACTICES
Our Corporate Governance Guidelines, together with the charters of the three Board committees, provide a framework for the corporate governance of the Company. The following is a summary of our Corporate Governance Guidelines and our corporate governance practices. A copy of our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.allegion.com under the heading, “About Allegion – Corporate Governance.”
Role of the Board of Directors
Our business is managed under the direction of the Board of Directors. The Board delegates to the Chief Executive Officer (“CEO”), and through the CEO to other senior management, the authority and responsibility for managing the Company’s business. The role of the Board is to oversee our management and governance and monitor senior management’s performance.
Board Responsibilities
The Board of Directors’ core responsibilities include, among other things:
▪Selecting individuals for Board members and evaluating the performance of the Board, its Committees and individual directors;
▪Selecting, monitoring, evaluating and compensating senior management;
▪Selecting the CEO and assuring that management succession planning is adequate;
▪Reviewing and approving significant corporate actions;
▪Reviewing and monitoring implementation of management’s strategic plans and capital allocation strategy;
▪Reviewing and approving the Company’s annual operating plans and budgets;
▪Monitoring corporate performance and evaluating results compared to relevant peers, the Company’s strategic plans and other long-range goals;
▪Reviewing the Company’s financial controls and reporting systems;
▪Reviewing and approving the Company’s financial statements and financial reporting;
▪Reviewing the Company’s ethical standards and legal compliance programs and procedures;
▪Overseeing the Company’s management of enterprise risk, including information technology, cybersecurity, privacy and disruptive technology; and
▪Monitoring relations with shareholders, customers, employees, the communities in which the Company operates and other stakeholders.
Board Leadership Structure
The Board of Directors believes that establishing the right leadership structure is one of its primary responsibilities and key to ensuring appropriate oversight of management and creating a strategic-asset Board. The right leadership structure will vary depending upon the needs of the Company and the Board’s assessment of the CEO. In evaluating its leadership structure, the Board considers a number of factors, including the CEO’s experience and leadership, the Board and Committee processes and procedures, investor feedback and best practices. The Board is committed to regularly evaluating its leadership structure.
Based upon Mr. Petratis’s extensive understanding and grasp of our business and operations, competitive pressures, his focus on our strategic goals, his demonstrated leadership and management skills, and the current Board dynamics, the Board of Directors believes it is appropriate to combine the positions of Chairman of the Board and CEO of the Company at this time. It is the Board’s view that our corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management are conducive to Board effectiveness with a combined

Chairman and CEO position. The Board reserves the right to separate the roles of Chairman and CEO as the Board deems appropriate and in the best interests of the Company.
The Board recognizes the need to appoint a strong, independent Lead Director when the positions of Chairman and CEO are combined. The Board believes establishing a Lead Director with clearly defined roles and responsibilities adequately addresses the need for independent leadership and an organizational structure for the independent directors. The Chairman and CEO is responsible for working with the Lead Director so that together they achieve the Board governance objectives outlined by the Board.
Mr. Hachigian has served as the Lead Director since December 2013, having most recently been re-appointed as Lead Director in June 2017. In April 2021, the Board appointed Mr. Szews to serve as Lead Director, effective May 1, 2021. Mr, Hachigian, Mr. Szews and Mr. Petratis are committed to working together to ensure a smooth and effective transition.
The Board of Directors appoints a Lead Director for a three-year minimum term from among the Board’s independent directors. The Lead Director coordinates the activities of all of the Board’s independent directors. The Lead Director is the principal confidant to the CEO and ensures that the Board has an open, trustful relationship with the Company’s senior management team while also ensuring that the Board has independent leadership separate from the Company’s management. The Lead Director is not superior to other directors or Committee Chairs, but rather, is a focal point and facilitator - and the CEO is encouraged to develop rapport and good communication with all the directors. In addition to the duties of all directors, as set forth in the Company’s Corporate Governance Guidelines, the specific responsibilities of the Lead Director are as follows:

Responsibilities of the Lead Director
▪Call and chair the meetings of the independent directors when the Chairman is not present;
▪Ensure the full participation and engagement of all Board members in deliberations;
▪Lead the Board in all deliberations involving the CEO’s employment, including hiring, contract negotiations, performance evaluations and dismissal;
▪Counsel the Chairman on issues of interest/concern to directors and encourage all directors to engage the Chairman with their interests and concerns;
▪Work with the Chairman to develop an appropriate schedule of Board meetings and approve such schedule, to ensure that the directors have sufficient time for discussion of all agenda items;
▪Work with the Chairman to develop the Board and Committee agendas and approve the final agendas;
▪Keep abreast of key Company activities and advise the Chairman as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Director will approve information provided to the Board and may specifically request the inclusion of certain material;
▪Engage consultants who report directly to the Board and assist in recommending consultants that work directly for Board Committees;
▪Work in conjunction with the Corporate Governance and Nominating Committee (“Corporate Governance Committee”) in compliance with Corporate Governance Committee processes to interview all Board candidates and make recommendations to the Board;
▪Assist the Board and Company officers in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines, and work in conjunction with the Corporate Governance Committee to recommend revisions to the Corporate Governance Guidelines;
▪Call, coordinate and develop the agenda for and chair executive sessions of the Board’s independent directors, and act as principal liaison between the independent directors and the CEO;
▪Work in conjunction with the Corporate Governance Committee to identify for appointment the members of the various Board Committees, as well as selection of the Committee Chairs;

▪Be available for consultation and direct communication with major shareholders in coordination with the CEO;
▪Make a commitment to serve in the role of Lead Director for a minimum of three years; and
▪Help set the tone for the highest standards of ethics and integrity.
Further, the CEO and Chairman is responsible for working with the Lead Director so that together they can achieve the Board governance objectives outlined by the Board. This includes:
▪Meeting with the Lead Director following each Board meeting to discuss any open matters from the meeting and to receive feedback from the Lead Director regarding issues arising at the executive session(s) of the independent directors;
▪Having regular, open and candid conversations with the Lead Director to discuss important issues and seek guidance where appropriate;
▪Using the Lead Director as a sounding board and mentor;
▪Keeping the Lead Director, and as appropriate the full Board, informed about key developments and concerns; and
▪Consulting with the Lead Director on the preparation of Board meeting agendas and content, meeting schedules and the background material provided to the Board.
Board Risk Oversight
The Board of Directors has oversight responsibility of the processes established to identify, mitigate, report and monitor material risks applicable to us. The Board reviews our general risk management strategy and significant risks we face and ensures that appropriate risk mitigation strategies are implemented by management. Specifically, the Board considers strategic risks and succession planning and receives reports from each committee as to risks delegated within their areas of responsibility. The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions as follows:
▪The Audit and Finance Committee oversees risks associated with our systems of disclosure controls and internal controls over financial reporting, our compliance with legal and regulatory requirements and risks associated with foreign exchange, insurance, credit and debt. The Audit and Finance Committee also reviews reports from management on results of internal control reviews of information technology, cybersecurity and privacy controls and procedures.
▪The Compensation Committee considers risks related to the attraction and retention of talent and risks related to compensation policies, incentive plans and programs.
▪The Corporate Governance and Nominating Committee oversees risks associated with our governance policies and practices as well as ESG matters.
With regard to the global COVID-19 pandemic, from the onset, the Board received regular updates from the CEO and management regarding the impacts of the pandemic on our business and operations, as well as employee health and safety, and actions taken by the Company to address and minimize such impacts. During this time from March through June 2020, the executive leadership team met twice daily, seven days a week, to monitor the impacts of the COVID-19 pandemic on our business and operations, and to take strategic actions to address and minimize such impacts. For details on actions we took and continue to take amidst the COVID-19 pandemic, see “COVID-19 Pandemic Response Highlights” on page 31 of this Proxy Statement.
The Chief Financial Officer (“CFO”) is our Chief Risk Officer and, in that role, the Chief Risk Officer, in consultation with our Chief Compliance Officer, as appropriate, periodically reports on enterprise risk management, risk management policies and practices to the relevant Board Committee and/or to the full Board so that any decisions can be made as to any required changes in our risk management and mitigation strategies or in the Board’s oversight of these.
Cybersecurity is a critical part of our risk management. To more effectively address cybersecurity threats, we leverage a multi-layer approach, with our Chief Information Security Officer (“CISO”) leading a team that is responsible for forming our enterprise-wide information security strategy, training, policy, standards, architecture and processes to protect the Company against cybersecurity risks. We have a comprehensive employee security awareness program in place and a security training program for technical personnel. The CISO provides updates to the Board regarding threat intelligence, cyber risk areas, cybersecurity technologies and best practices, and major cybersecurity incidents (if any).
Finally, as part of its oversight of our executive compensation program, the Compensation Committee considers the impact of the executive compensation program and the incentives created by the compensation awards on our risk profile. In addition, the Compensation Committee reviews potential risks associated with the Company’s compensation policies, incentive plans and programs, and whether such policies, plans and programs incentivize unnecessary and excessive risk taking. The Compensation Committee also engages our independent compensation consultant, Willis Towers Watson (“WTW”), to complete an assessment of risks. In 2020, the Compensation Committee and WTW concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
Succession Planning
We believe that providing for continuity of leadership at both the Board and at the senior management level is critical to our success and we place a high priority on robust talent development. The Board regularly reviews long-term succession plans for the CEO. An emergency CEO succession plan is reviewed and implemented each year to address unanticipated events and emergency situations. With the assistance of the CEO and our Senior Vice President - Human Resources and Communications, the Board, at least annually, formally reviews the performance of the members of senior management and succession plans for those members, including reviewing the qualifications, experience, development plans and progress of internal CEO and senior management candidates. Further, we provide multiple opportunities for the directors to engage with key talent and employees at various levels, such as exposure through presentations to the Board and dinner events in small group settings. During 2020, amidst the pandemic, we scheduled individual, virtual coffee-break sessions with directors and key talent to continue our efforts to provide opportunities for exposure and interaction between our directors and employees.
The Corporate Governance Committee, led by the Lead Director, regularly evaluates the composition of the Board and succession plans. The Corporate Governance Committee considers the needs of the Board and the Company in light of the overall composition of the Board with a view of achieving a balance of diverse skills, experience and attributes that would enhance the quality of the Board’s deliberations and decisions, and contribute to the Board’s overall effectiveness and oversight of management, recognizing that our businesses and operations are diverse and global in nature. In addition, an evaluation of the Board, its effectiveness and its needs is part of the Board’s annual self-evaluation process.
Director Compensation and Stock Ownership
It is the policy of the Board of Directors that directors’ fees and annual restricted stock unit (“RSU”) awards be the sole compensation received by any non-employee director. The director stock ownership policy requires our non-employee directors to own ordinary shares equal to three times their annual cash retainer. Non-employee directors must hold any shares acquired until the stock ownership requirement is met and must thereafter maintain the ownership requirement until retirement. The value is determined at the time the awards are vested, or, if any shares are purchased individually, at the time the shares are acquired, and does not get recalculated if shares change in value.
Board Size and Composition
The Board of Directors has the authority to set the size of the Board which is currently set at eight directors. The Board consists of a substantial majority of independent directors, with seven independent, non-employee directors and one executive director. The Board may increase or decrease the size of the Board as it deems appropriate to function effectively as a body, subject to the Company’s Articles of Association. In addition, our Corporate Governance Guidelines require that all members of the committees of the Board must be independent directors. The Board has the following three standing committees: Audit and Finance Committee; Compensation Committee; and Corporate Governance and Nominating Committee. The Board has determined that each member of these committees is “independent” as defined in the NYSE listing standards and our Corporate Governance Guidelines.
In 2020, each independent, non-employee director served on the Board committees as noted under “Committees of the Board” on page 19 of this Proxy Statement. Mr. Mizell was appointed to the Board and all three committees in February 2020. Mr. Vardhan was appointed to the Board and the Compensation Committee and Corporate Governance and Nominating Committee in October 2020. Chairs of the committees are expected to rotate periodically. The Board has appointed Mr. Szews to serve as Lead Director and Chair of the Corporate Governance and Nominating Committee, and Mr. Mizell to serve as Chair of the Compensation Committee, effective May 1, 2021, respectively.
Board Diversity
While we do not have a formal diversity policy regarding Board nominations, we believe Board membership should reflect diversity in its broadest sense. In selecting and assessing potential Board candidates, our Board takes into consideration a broad range of factors such as skills, expertise, business and leadership experience, board experience and viewpoints, including a candidate’s gender, race, ethnicity, geography and other factors that would complement the existing Board and contribute to enhancing the quality of the Board’s deliberations and decisions, recognizing that our businesses and operations are diverse and global in nature. The Board currently has three directors who are women or racially/ethnically diverse.
Service on Other Public Boards
The Board believes that service on the boards of other public companies provides valuable governance and leadership experience that ultimately benefits the Company. The Board also recognizes that public board service requires significant time commitment and attention. Therefore, under our Corporate Governance Guidelines: (i) non-executive directors may not serve on the board of more than four other public companies without the prior approval of the Board; (ii) non-executive directors who serve as an executive officer of a public company may not serve on the board of more than one other publicly held company without the prior approval of the Board; and (iii) no member of the Audit and Finance Committee may serve on more than two other public company audit committees.
Independent, non-employee directors who are being considered to serve on other public company boards are reviewed by the Corporate Governance Committee to determine whether the new board service is compatible with continued service on the Company’s Board. During such review, in addition to the above requirements, the Corporate Governance Committee will take into account any recent trends and expectations of institutional investors and other shareholders, as appropriate, when making its recommendation to the Board.
Further, pursuant to our Corporate Governance Guidelines, the CEO may not serve on the board of more than two other public companies. Mr. Petratis, our CEO, currently does not serve on any public company boards. The CEO and other members of senior management must seek Corporate Governance Committee approval before accepting board memberships with for-profit entities.
Each of our directors demonstrates their strong engagement, has adequate time to devote to Board matters, and has high attendance. During 2020, all directors attended 100% of Board meetings and, on average, 98.3% of all Committee meetings. No director attended less than 96.3% of all Committee meetings.
Board Evaluation
The Corporate Governance Committee assists the Board in evaluating its performance and the performance of the Board Committees. Each Committee also conducts an annual self-evaluation. The effectiveness of individual directors is considered each year when the directors stand for re-nomination.
The Corporate Governance Committee annually reviews the evaluation process, including the evaluation format and appropriate topics. The Lead Director leads the evaluation process in each year other than the year immediately preceding appointment of the Lead Director. In that year, the Chairman leads the evaluation process. One-on-one interviews with individual directors are conducted to ensure thoughtful, candid feedback. In 2020, Mr. Petratis led the interview and evaluation process.

Board Advisors
The Board of Directors and its Committees may, under their respective charters, retain their own advisors to assist in carrying out their responsibilities.
Executive Sessions
Our independent, non-employee directors meet privately in regularly scheduled executive sessions, without management present, to consider such matters as the independent, non-employee directors deem appropriate. These executive sessions are required to be held no less than twice each year, but are regularly held at each Board meeting.
Director Nomination Process
The Corporate Governance Committee reviews the composition of the full Board to identify the qualifications and areas of expertise needed to further enhance the diversity and composition of the Board, makes recommendations to the Board concerning the appropriate size and needs of the Board and, on its own or with the assistance of management, a search firm or others, identifies candidates with those qualifications.
As explained earlier, we believe that Board membership should reflect diversity in its broadest sense. In considering candidates, the Corporate Governance Committee will take into account a broad range of factors such as skills, expertise, breadth of experience, understanding of business and financial issues, ability to exercise sound judgment, leadership, achievements and experience in matters affecting business and industry, board experience and viewpoints, including a candidate’s gender, race, ethnicity, geography and other factors that would complement the existing Board and contribute to enhancing the quality of the Board’s deliberations and decisions, recognizing that our businesses and operations are diverse and global in nature.
The Corporate Governance Committee considers the entirety of each candidate’s credentials and believes that, at a minimum, each nominee should satisfy the following criteria: highest character and integrity, experience and understanding of strategy and policy setting, financial literacy, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. Each director nominee except for Mr. Vardhan (who was appointed in October 2020) was elected by the Company’s shareholders at the 2020 Annual General Meeting.
Shareholders may recommend candidates for consideration for Board membership by sending the recommendation to the Corporate Governance Committee, in care of the Corporate Secretary. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.
Director Onboarding and Education
All directors are expected to invest the time and energy required to quickly gain an in-depth understanding of our business and operations so that they can enhance their contributions and strategic value to the Board. We have an onboarding program for new directors and periodically review and update the orientation materials and program to ensure that new directors gain a good understanding of the Company, our business and operations, and our values in an effective, meaningful manner. Further, we provide continuing education opportunities for all directors. In addition, the independent, non-employee directors are given full access to management and other employees as a means of providing additional information.
Director Retirement and Term Limits
In accordance with the Company’s Corporate Governance Guidelines, each non-employee director must retire at the Annual General Meeting immediately following his or her 70th birthday, unless he/she was elected or appointed to the Board prior to the 2014 Annual General Meeting. Further, each non-employee director must retire at the Annual General Meeting immediately following the completion of 10 years of service as a director of the Board.
Application of Non-U.S. Corporate Governance Codes
Our Corporate Governance Guidelines and general approach to corporate governance, as reflected in our Memorandum and Articles of Association and our internal policies and procedures, are guided by U.S. practice and applicable federal securities laws and regulations and NYSE requirements. Although we are an Irish public limited company, we are not listed on the Irish Stock Exchange and therefore are not subject to the listing rules of the Irish Stock Exchange or any of its governance standards or guidelines.

DIRECTOR INDEPENDENCE
The Board has determined that all of our current directors, except Mr. Petratis, who is our President and CEO, are independent under the standards set forth in Exhibit I - Guidelines for Determining Independence of Directors - to our Corporate Governance Guidelines, which are consistent with the NYSE listing standards. To assist the Board in making these determinations, each director is required to complete a questionnaire on an annual basis. In determining the independence of directors, the Board also evaluated transactions between the Company and entities with which directors were affiliated, all of which, if any, occurred in the ordinary course of business, were below certain value thresholds, and were provided on the same terms and conditions available to other customers. Further, none of the independent, non-employee directors has a direct or indirect material relationship with the Company.
A copy of our Corporate Governance Guidelines, including Exhibit I noted above, is available on our website, www.allegion.com, under the heading “About Allegion - Corporate Governance.”

COMMUNICATION WITH DIRECTORS
Shareholders and other interested parties wishing to communicate with: the Board of Directors; the independent, non-employee directors; or any individual director (including our Lead Director and Compensation Committee Chair) may do so either by sending a communication to the Board and/or a particular Board member, in care of the Corporate Secretary, or by e-mail at allegionboard@allegion.com. Depending upon the nature of the communication and to whom it is directed, the Corporate Secretary will: (a) forward the communication to the appropriate director or directors; (b) forward the communication to the relevant department within the Company; or (c) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter).

CODE OF CONDUCT
We have adopted a worldwide Code of Conduct, which applies to all employees, directors and officers, including our CEO, our CFO and our Controller. The Code of Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, as well as the requirements of a “code of business conduct and ethics” under the NYSE listing standards. The Code of Conduct covers topics including, but not limited to, avoiding conflicts of interest, maintaining confidentiality of information, working with suppliers, preventing bribery and corruption, avoiding insider trading, and compliance with laws and regulations.
A copy of our Code of Conduct is available on our website located at www.allegion.com under the heading “About Allegion - Corporate Governance.” Amendments to, or waivers of the provisions of, the Code of Conduct, if any, made with respect to any of our directors and executive officers will be posted on our website.

REVIEW OF RELATED PERSON TRANSACTIONS
See page 68 of our Proxy Statement for information on our review of related party transactions pursuant to our written Related Person Transaction Policy. A copy of this policy is available on our our website located at www.allegion.com under the heading “About Allegion - Corporate Governance.”

ANTI-HEDGING/ANTI-PLEDGING POLICY AND OTHER RESTRICTIONS
We prohibit our directors and executive officers from: (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of our securities; and (ii) engaging in any form of short-term speculative trading in our securities. Directors and executive officers are also prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan unless pre-approved by the Corporate Governance Committee. Pursuant to the Company’s Insider Trading Policy, the Company also prohibits all employees who are covered under this policy from engaging in such activities.

COMMITTEES OF THE BOARD
The Board of Directors oversees the management of the Company’s business and affairs. The Board has appointed three committees to help carry out its duties: the Audit and Finance Committee; the Compensation Committee; and the Corporate Governance and Nominating Committee. The Board has adopted a charter for each of these committees, copies of which are available on our website, www.allegion.com, under the heading “About Allegion - Corporate Governance.”
All three Committees and Committee Chairs are independent. The following table sets forth the current membership for each Board Committee:

	Audit and Finance	Compensation	Corporate Governance and Nominating
Kirk S. Hachigian	✓	✓	Chair*
Steven C. Mizell	✓	(Chair**)	✓
Nicole Parent Haughey	✓	✓	✓
Dean I. Schaffer	✓	Chair**	✓
Charles L. Szews		✓	(Chair*)
Dev Vardhan		✓	✓
Martin E. Welch III	Chair	✓	✓
* Mr. Szews was appointed by the Board to serve as Lead Director and Chair of the Corporate Governance and Nominating Committee, effective May 1, 2021.
** Mr. Mizell was appointed by the Board to serve as Chair of the Compensation Committee, effective May 1, 2021.

Audit and Finance Committee
The Audit and Finance Committee has oversight over the following:
▪Integrity of the Company’s financial statements, including its accounting policies and financial reporting and disclosure practices;
▪Adequacy of the system of internal controls within the Company to support the financial and business environment;
▪Management of the Company’s financial resources and major financial strategies and transactions;
▪Company’s processes to assure its compliance with all applicable laws, regulations and corporate policy;
▪Qualification and independence of the Company’s independent auditors; and
▪Performance of the Company’s internal audit function and independent auditors.
Key Responsibilities
Financial Reporting
▪Review annual audited and quarterly financial statements, as well as disclosures under our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditors.
▪Discuss with the independent auditors the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC.
▪Review and discuss with management and the independent auditors the earnings release, financial information and earnings guidance provided to analysts and rating agencies.

Financing
▪Consider and approve the Company’s annual financing plan, including its projected capital structure and funding requirements.
▪Consider and recommend to the Board the dividends to be paid on our ordinary shares.
▪Consider and recommend to the Board share repurchases.
▪Consider and recommend to the Board issuance of equity and/or debt securities, or authorizations for other financing transactions, including bank credit facilities.
Accounting
▪Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices.
▪Review significant accounting and reporting issues, including recent professional and regulatory pronouncements.
Independent Auditors
▪Retain or change the Company’s independent auditors and approve all engagement fees and terms.
▪Review, at least annually, the qualifications and performance of the independent auditors, including the lead audit partner, and approve their fees.
▪Review and discuss with the independent auditors all relationships that would be thought to bear on the objectivity and independence of the independent auditors.
▪Review and approve all auditing services to be performed by the independent auditors.
▪Approve in advance non-audit services and related fees to be performed by the independent auditors.
▪Set hiring policies for employees or former employees of the independent auditing firm.
Risk Oversight
▪Discuss the Company’s policies regarding risk assessment and risk management, and consider and approve the Company’s risk management activities.
▪Consider and approve the Company’s policy for investment of excess cash.
▪Obtain and review periodic reports of the investment performance of the Company’s pensions and savings benefit plans.
Internal Controls
▪Obtain and review periodic reports, at least annually, from management assessing the effectiveness of our internal controls and procedures for financial reporting, including results of internal control reviews of information technology, cybersecurity and privacy controls and procedures.
▪Obtain and review periodic reports, at least annually, from management assessing the effectiveness of our internal controls and procedures for financial reporting, and obtain from the independent auditors an attestation and report on the assessment made by management.
▪Review the Company’s disclosure controls and procedures and management’s assessment of them.
Other Duties
▪Review and assess the adequacy of the Charter and the Audit Services Charter annually.
▪Review with the Chief Compliance Officer: (i) ethics and compliance metrics approved by the Audit and Finance Committee; (ii) the annual report on the Company’s overall ethics and compliance program; and (iii) the Company’s periodic ethics and compliance risk assessment.
▪Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
▪Review with the General Counsel any legal matters, including litigation and regulatory matters, which could have a significant impact on the Company’s financial statements.

▪Review periodically (at least annually) with the senior tax executive all tax matters affecting the Company’s financial performance.
▪Review periodically (at least annually) the internal audit organization and the objectives and scope of the internal audit function and examinations.
▪Review the appointment and replacement of the senior internal audit executive and establish and maintain a direct reporting relationship with such executive.
▪Establish and maintain a direct reporting relationship with the chief compliance officer.
▪Prepare and issue the report of the Audit and Finance Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s Annual General Meeting Proxy Statement.
▪Report to the Board regularly including with respect to all significant issues discussed and make recommendations to be acted upon by the Board.
▪Conduct an annual evaluation of the performance of the Audit and Finance Committee.
▪Perform any other activities consistent with this Charter, the Company’s Articles of Association and governing law, as the Audit and Finance Committee or the Board deems necessary or appropriate.
Independence
The Board has determined that each member of the Audit and Finance Committee is “independent” for purposes of the applicable rules and regulations of the SEC, as defined in the NYSE listing standards and our Corporate Governance Guidelines, and has determined that each member of the Audit and Finance Committee is, at minimum, financially literate or has accounting/financial management expertise in accordance with NYSE listing standards. The Board has determined that Mr. Welch meets the qualifications of an “audit committee financial expert” under the applicable SEC rules and regulations.

Compensation Committee
Key Responsibilities
▪Establish the Company’s executive compensation philosophy, strategies, policies and programs to enable the Company to attract, retain, deploy and motivate executives necessary to meet current and future needs of the enterprise, and to ensure the Company’s compensation policies and programs are aligned with shareholder interests (including total shareholder return) and company performance as compared to relevant peer group companies.
▪Review and approve the compensation, including salary, annual incentives, long-term incentives, equity-based awards and all other executive benefits for the CEO.
▪Has sole authority to determine the CEO’s corporate goals and objectives relevant to his or her compensation and evaluate his or her performance against those goals and objectives.
▪Review and approve compensation, including salaries, annual incentives, long-term incentives, equity-based awards and all other executive benefits for all elected officers other than the CEO.
▪Review and approve executive compensation and benefit programs including the Company’s executive incentive compensation plans, equity-based plans and executive pension and welfare plans.
▪Review broad-based employee benefit programs and recommend to the Board proposals for adoption, significant amendment or termination of such plans.
▪Review the potential risks associated with the Company’s compensation policies, incentive plans and programs, and whether such policies, plans and programs incentivize unnecessary and excessive risk taking. Review any material, non-recurring discretionary bonus pool programs for broad employee groups.
▪Exercise all powers and discretion vested in the Board under the Company's equity compensation plans, including the authority to grant awards.
▪Approve the content of change in control plans or arrangements for employees.
▪Report to the Board all significant issues discussed and make recommendations to be acted upon by the Board, as appropriate.
▪Issue a report to the shareholders as required by the rules of the SEC for inclusion in the Company’s Annual General Meeting Proxy Statement.
▪Conduct an annual evaluation of the Compensation Committee’s performance.

▪Perform any other activities consistent with the Charter, the Company’s Articles of Association and governing law, as the Compensation Committee or the Board deems necessary or appropriate.
Independence
The Board has determined that each member of the Compensation Committee is “independent” as defined in the NYSE listing standards and our Corporate Governance Guidelines. In addition, the Board has determined that each member of the Compensation Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Code.
For a discussion concerning the processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” on page 30 of this Proxy Statement.

Corporate Governance and Nominating Committee
Key Responsibilities
▪Consider and review the Company’s corporate governance guidelines and make recommendations to the Board for changes which the Corporate Governance Committee deems appropriate.
▪Consider and recommend the size, functions and needs of the Board in order to ensure that the Board has the requisite expertise and that its membership consists of individuals with sufficiently diverse and independent backgrounds.
▪Review and recommend candidates to fill new positions or vacancies on the Board consistent with the criteria set forth in the Company’s corporate governance guidelines and such other criteria which the Corporate Governance Committee deems appropriate. The Corporate Governance Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Corporate Governance Committee shall have the sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including the sole authority to approve the fees payable to such search firm and any other terms of retention.
▪Review Board candidates and other proposals recommended by shareholders.
▪Propose director nominees for election or re-election for recommendation by the Board to the shareholders.
▪Consider questions of independence and possible conflicts of interest of members of the Board, as well as executive officers.
▪Review and recommend Chairs and members of the Board committees, giving consideration to the requirements of the Committee Charters, the Company’s Corporate Governance Guidelines and such other factors which the Corporate Governance Committee deems appropriate.
▪Review and make recommendations on the conduct of Board, Committee and shareholder meetings.
▪Review and recommend non-employee director compensation.
▪Recommend director retirement policies.
▪Nominate individuals for election by the Board as corporate officers.
▪Review and approve outside board memberships of the CEO and other members of senior management with for-profit entities.
▪Oversee the Company’s environmental (including health, safety and sustainability), social and governance (collectively, “ESG”) efforts.
▪Oversee the evaluation of the performance of the Board, Board committees and management.
▪Conduct an annual evaluation of the performance of the Corporate Governance Committee.
▪Report to the Board all significant issues discussed and make recommendations to be acted upon by the Board.
▪Perform any other activities consistent with this Charter, the Company’s Articles of Association and governing law, as the Corporate Governance Committee or the Board deems necessary or appropriate.

Independence
The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined in the NYSE listing standards and our Corporate Governance Guidelines.

Board, Committee and Annual Meeting Attendance
The Board of Directors and its Committees held the following number of meetings during the fiscal year ended December 31, 2020:

Board	5
Audit and Finance Committee	11
Compensation Committee	10
Corporate Governance and Nominating Committee	6
Each of the incumbent directors attended 100% of the Board meetings and, on average, attended 98.3% of the Committee meetings on which he or she served during the year. No director attended less than 96.3% of all Committee meetings. Note: Mr. Mizell was appointed to the Board on February 6, 2020 and Mr. Vardhan was appointed to the Board on October 27, 2020. Hence, Board and Committee meetings held prior to their appointment dates are not included for purposes of their respective attendance calculations.
It is the Board’s policy for independent, non-employee directors to meet in executive session as necessary, but at least twice a year, to consider such matters as they deem appropriate without management being present. In 2020, the independent, non-employee directors met regularly in executive session of the Board, holding such a session at each of the five Board meetings.
We expect all directors to attend the Annual General Meeting, but from time to time, other commitments may prevent all directors from attending the meeting. All of the directors (except for Mr. Vardhan who joined the Board in October 2020) attended the 2020 Annual General Meeting of Shareholders.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) HIGHLIGHTS
In 2020, we expanded our Sustainability Council to form a multi-functional ESG Council. The ESG Council provides regular updates to the Board’s Corporate Governance and Nominating Committee. The purpose of the ESG Council is to support the Company’s ongoing commitment to environmental, social and corporate governance matters, including health and safety, corporate responsibility, and sustainability by:
▪Developing Company strategy related to ESG matters, including identifying, evaluating and monitoring ESG matters at the Company that could affect the Company’s business activities, performance and reputation;
▪Improving the Company’s understanding of ESG matters;
▪Overseeing integration of strategically significant ESG policies into the business operations and strategy; and
▪Assisting in shaping communications with employees, investors, and other stakeholders of the Company with respect to ESG matters.

ENVIRONMENTAL, HEALTH, SAFETY AND SUSTAINABILITY
We are committed to conducting business in a safe, environmentally responsible and sustainable manner, in compliance with all applicable environmental, health and safety laws and regulations - and in a manner that helps promote and protect the health and safety of our environment. This commitment is congruent with our Company values which include: “Be safe, be healthy,” “Do the right thing,” and “Be empowered and accountable.” We regularly monitor our facilities and processes to comply with environmental standards and regulations. We seek to operate our business with principles that support our proactive commitment, including:
▪Integrate sound environmental, health, safety (EHS) and sustainability strategies in our business functions, including objectives and measurements;
▪Evaluate our compliance status periodically and annual review of objectives and targets;
▪Train and educate our employees to help them understand their roles in supporting the EHS and sustainability issues associated with their jobs and work areas;
▪Make continuous improvements in EHS and sustainability management systems and performance, including reduction in the usage of natural resources, waste minimization, prevention of pollution and prevention of workplace accidents, injuries and risks;
▪Design, operate and maintain our facilities in a manner that minimizes negative EHS and sustainability impacts;
▪Use materials responsibly, including, where feasible, recycling and reusing materials; and
▪Act in a way that shows sensitivity to community concerns about EHS and sustainability issues.
We have a dedicated environmental program that is designed to reduce the utilization and generation of hazardous materials during the manufacturing process as well as to remediate identified environmental concerns. With regard to remediation, we are currently engaged in site investigations and remediation activities to address environmental cleanup from past operations at current and former production facilities. We also regularly evaluate our remediation programs and consider alternative remediation methods that are in addition to, or in replacement of, those we currently utilize based upon enhanced technology and regulatory changes.
Further, our EHS efforts and performance are recognized publicly. In 2020, we were a finalist for the National Safety Council Campbell Award which recognizes commendable leadership and excellence in integrating EHS management into the company’s business operating systems.
Our Environmental, Health, Safety and Sustainability Policy Statement and details of our EHS and sustainability efforts and key achievements, including year-over-year results regarding greenhouse gas emissions, water usage, waste-to-landfill, and total recordable incident rate are available in our Annual Report and on our website at www.allegion.com under the heading, “About Allegion - Corporate Social Responsibility & ESG - Sustainability & Safety.”
Conflict Minerals
As a leading global provider of security products and solutions that keep people safe, secure and productive, we offer an extensive and versatile portfolio of mechanical and electronic security products. While we are many layers removed from the mining of conflict minerals and do not directly purchase raw ore or unrefined conflict materials, we seek to responsibly source materials. We also expect our suppliers to source conflict minerals responsibly and to provide sufficient data, including supporting due diligence records.
Our Conflict Minerals policy and approach are posted on our website at www.allegion.com under the heading, “About Allegion - Corporate Social Responsibility & ESG - Sustainability & Safety - Environmental Solutions” and our Conflict Minerals Report is filed annually with the SEC as part of Form SD.

SOCIAL
Throughout the global COVID-19 pandemic, the Company stayed committed to doing what’s right for our employees, customers and the communities where we operate, as well as our business health and essential critical infrastructure. We continue to closely monitor the developments regarding the pandemic and remain focused on the health and safety of our employees and business health, both in the short and longer term. For more details on actions we took, and continue to take, amidst the COVID-19 pandemic, see “COVID-19 Pandemic Response Highlights” on page 31 of this Proxy Statement.
We are committed to being a good corporate citizen globally as well as creating a positive employee environment. Our Code of Conduct details our core values, reinforces our commitment to lawful and ethical conduct and applies to all our employees, officers and directors. Our Code of Conduct also guides our business relationships with our customers, suppliers and each other.
We are also honored to support our global communities, not just with our vision to provide seamless access and a safer world but also through the passion and service of our people. Consistent with our value to “Serve Others, Not Yourself,” we encourage and empower our employees to identify local needs and make a difference where they live and work.
Each year, our employees around the world are proud to directly support organizations and initiatives through donations, engagement and thousands of hours, collectively, of volunteerism in the communities where we live and thrive. Our community impact projects span safe and secure housing, hunger relief, domestic violence shelters, support for educators, schools and children facing health and social challenges, STEM and mentoring programs and many more needs identified by our local operations. In addition, many employees serve in volunteer board and committee leadership positions, strengthening their local non-profits. For more information on how we impact our communities, see “Civic Involvement” section on page 27 of this Proxy Statement.
We also encourage our employees to embrace a culture that emphasizes safe and healthy lifestyles, both at home and at work. From healthy snacks and a focus on heart health to on-site fitness and employee-led initiatives, health is a focus at Allegion.
For more information on our social efforts and community impact, including human capital management, see below and our website at www.allegion.com under the heading, “About Allegion - “Corporate Social Responsibility & ESG - Giving Back.”

Human Capital Management
The Company’s human capital strategy is foundational to achieving our business strategy and the responsibility of our Senior Vice President – Human Resources and Communications. To ensure we attract and retain top talent, we strive for a diverse and inclusive culture that rewards performance, provides growth and development opportunities and supports employees and their families through competitive compensation, benefits and numerous volunteer and charitable giving opportunities.

As of December 31, 2020, we had approximately 11,500 employees around the world, the vast majority working full time. Our employee base is supplemented by contingent labor where demand fluctuates or we experience short-term needs for specialized skills.
Compensation and Benefits
Compensation and benefit programs are tailored to be competitive in the geographies where we work, including the total package (which varies by country/region) that includes hourly and salaried compensation, performance incentive and equity plans, retirement, insurance and government social welfare programs, disability and family leave, education benefits to pursue degrees and certifications and additional offerings to support financial stability and personal planning. Health and wellness programs are provided globally and contribute to a productive, sustainable workforce by empowering our employees to take personal responsibility for their health, safety and well-being. We also have employee-led wellness initiatives across many of our sites that support employee health and well-being. In addition, we maintain tobacco-free facilities and pursue strategies to incentivize healthy behaviors and outcome-driven rewards. Pay-for-performance strategies consider not only accomplishments, but how individuals achieve results.
Talent Attraction
Talent attraction efforts begin well before people walk in our doors. Around the world, our sites partner with schools and support teachers, providing mentoring, grants, scholarships, internships, co-op programs, classroom technology and on-site activities. Our sites also sponsor science, technology, engineering and math ("STEM") programs and competitions such as robotics and engineering competitions. These programs expose students to careers in manufacturing and technology and provide educators with programming to encourage academic excellence and social development.
Key capabilities have been identified for our long-term corporate business strategy: talent, customer focus, innovation, partnering, pace and agility and collaboration. In recruiting for open positions, we participate in community job fairs and outreach to secondary schools, technical training programs, colleges and universities; promote open positions through internal and external recruiters, on websites and through social media; and encourage Company employees to refer talent.
Talent Development and Succession Planning
Talent development and succession planning at all levels of the organization are instrumental in ensuring we have the key capabilities to deliver the value proposition expected by our customers and employees. Inclusive succession planning is supported through the Allegion Leadership Behaviors, individual career mapping, assessment of performance and talent pipeline planning up to and including the Chief Executive Officer ("CEO"). The Allegion Leadership Behaviors – be a pioneer, break boundaries, coach, champion change, be courageous and inspire – are used to identify key talent and to train and develop aspiring leaders. They also work in concert with our performance management system to reinforce our values and Code of Conduct in assessing how people lead and deliver sustained levels of high performance.
On a regular basis throughout the year, the executive team reviews talent development, focusing on developing a diverse succession bench. These cross-functional reviews highlight individuals who are ready for new opportunities, individuals who are on a special assignment or project, and individuals early in their career that demonstrate emerging leadership skills.
Learning and Development
Opportunities for on-going learning and development are delivered to employees through structured coursework, on-site and expert-led training and experiential, applied development. The Allegion Academy is offered globally, supporting multiple languages and providing more than 17,000 self-guided online courses, as well as community channels on targeted skills and inclusion and diversity. We offer programs to provide successive levels of development, including reskilling and upskilling existing employees, as well as strengths-based leadership curriculum. Enterprise excellence initiatives and sprint teams expand skills in lean manufacturing and quality principles and lead to redesigning workflow to boost productivity and reduce waste.
Employee-led resource and affinity groups provide enrichment opportunities for women’s leadership, early-career professionals, creativity and innovation, health and fitness, community volunteering and philanthropy.

Engagement, Equity, Inclusion and Diversity
A commitment to engagement, equity, inclusion and diversity is core to our Company and how we conduct our business. Engagement surveys provide team leaders with insights on potential areas of focus and help them prioritize and take action on their teams’ foundational, inclusion, growth and development needs. Strengths-based leadership is an element of our commitment to inclusion: the more employees understand their own strengths, the better equipped they are to add value and appreciate the contributions of diverse members of their teams.
Inclusion and diversity are topics for learning communities, employee roundtables and ongoing, regular analysis and dialogue among our people leaders, executive leadership and our Board of Directors. We believe in fundamental standards that support our employees, including a commitment to building and maintaining diverse and inclusive workplaces, safe and healthy practices and competitive wages and benefits. We embrace all differences and similarities among colleagues and within the relationships we foster with customers, suppliers and the communities where we live and work. Whatever background, experience, race, color, national origin, religion, age, gender, gender identity, disability status, sexual orientation, protected veteran status or any other characteristic protected by law, we make sure that potential and current employees have every opportunity for application and the opportunity to give their best at work because it’s the right thing to do.
We are dedicated to fulfilling equal opportunity commitments in all decisions regarding all employment actions and at all levels of employment. In partnership with the Company’s Human Resources organization, the Company’s Equal Employment Opportunity Officer ensures that the applicable policy and procedures are appropriately established, implemented and disseminated, including those prohibiting discrimination, harassment, bullying and/or retaliation.
To learn more about Engagement, Equity, Inclusion and Diversity at Allegion, please see our website at www.allegion.com under the heading, "About Allegion - Corporate Social Responsibility & ESG.”
Civic Involvement
Civic involvement is part of the value proposition we offer employees and supports inclusion, diversity, growth and development. The Company and its employees provide multi-faceted support for our communities, guided by three philanthropic pillars: safety and security; wellness; and addressing the unique needs of the communities where we work, live and thrive. Corporate sponsorships and voluntary employee payroll deductions support a wide range of non-profits, including those that address housing and school security and safety; children and youth programs; education and scholarships for people of color and those who are economically disadvantaged and support for Historically Black Colleges and Universities; community safety nets for basic needs (e.g., food, shelter, transportation) for underserved people and to break the cycle of poverty; wellness, mental health, health research, emergency relief and blood supply initiatives; and programs to advance equality, justice and address systemic bias. In addition to corporate sponsorships, site leaders and employees are encouraged to organize local volunteer and fundraising activities, provide grants to local organizations and serve on boards and committees. Recognizing the growing number of people facing food insecurity in the wake of the COVID-19 pandemic, we supplemented on-going food drives at local sites with a one-time $500,000 gift in 2020 to support global communities in need.
Respect for Human Rights
Our respect for human rights is expressed in standards for our employees, our business partners, our customers and our communities. We have adopted and continue to uphold our Global Human Rights Policy, with standards that align with basic working conditions and human rights concepts advanced by international organizations such as the International Labor Organization and the United Nations. This policy also represents our own minimum standards for working conditions and human rights in our business and supply chains. In addition, we conduct risk assessments and continue to have conversations with the suppliers and companies we work with about the importance of human rights.

GOVERNANCE
Our corporate governance highlights are available on page 12 of this Proxy Statement under the section, “Corporate Governance.”

COMPENSATION OF DIRECTORS
Director Compensation
Our director compensation program is designed to compensate our independent, non-employee directors fairly for work required for a company of our size and scope and align their interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain and use the expertise of highly qualified people serving on our Board. The Corporate Governance Committee periodically reviews the compensation level of our independent, non-employee directors in consultation with the Committee’s independent compensation consultant and makes recommendations to the Board. Employee directors do not receive any additional compensation for serving as a director.
Our current director compensation program for independent, non-employee directors consists of the below elements and was last updated effective as of the end of the 2020 Annual General Meeting of Shareholders.

Compensation Element	Compensation Value
Annual Cash Retainer*	$150,000
Audit and Finance Committee Chair Cash Retainer	$15,000
Compensation Committee Chair Cash Retainer	$12,000
Corporate Governance and Nominating Committee Chair Cash Retainer (unless also the Lead Director)	$10,000
Lead Director Cash Retainer (plus $5,000 if also the Corporate Governance and Nominating Committee Chair)	$20,000
Additional Meetings or Unscheduled Planning Session Fees **	$1,500 (per meeting or session)
Annual Grant of RSUs (vests after one year as long as the Director remains on the Board)***	$115,000
* The annual cash retainer amount was $140,000 prior to the 2020 Annual General Meeting.
** The Board has 5 regularly scheduled meetings each year. The Audit and Finance Committee has at least 9 regularly scheduled meetings each year; the Compensation Committee has at least 5 regularly scheduled meetings each year; and the Corporate Governance and Nominating Committee has at least 5 regularly scheduled meetings each year.
*** The annual grant of RSUs was in the amount of $100,000 prior to the 2020 Annual General Meeting.

Share Ownership Requirement
To align the interests of the directors with the shareholders, the Board of Directors adopted a share ownership policy applicable to our independent, non-employee directors. Our independent, non-employee directors are required to own ordinary shares with a value equal to three times the annual cash retainer, calculated at the time the RSU awards are vested or, if any shares are acquired individually, at the time the shares are acquired. The value does not get recalculated if shares change in value.
Director Product Program
In order for our independent, non-employee directors to develop a deeper understanding of our products and services, we maintain a product program that permits directors to receive, upon request, up to $2,000 of our products and services for their personal (including immediate family) use in any fiscal year. This $2,000 allowance covers the value of the applicable products (based on the costs to the Company) and any costs associated with the installation of the product. In the event the total costs of the product and related installation exceeds $2,000, the independent, non-employee director shall reimburse the Company for the excess amount.

2020 Director Compensation
The compensation paid or credited to our independent, non-employee directors for the year ended December 31, 2020, is summarized in the table below. As noted earlier and in our 2020 Proxy Statement, the annual cash retainer and annual RSU grant amounts were updated effective as of the end of the 2020 Annual General Meeting. As an employee director, Mr. Petratis received no compensation for his service as director.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
K. S. Hachigian	170,742	111,236	4,226	286,204
S. C. Mizell (c)	131,896	—	—	131,896
N. Parent Haughey	145,742	111,236	3,378	260,356
D. I. Schaffer	157,742	111,236	4,116	273,094
C. L. Szews	145,742	111,236	3,378	260,356
D. Vardhan (d)	26,902	—	—	26,902
M. E. Welch	160,742	111,236	4,226	276,204

(a)The amount represents the aggregate grant date fair value of the annual grant of RSUs to our independent, non-employee directors, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. As of December 31, 2020, each independent, non-employee director held 1,099 RSUs in relation to the RSU grant awarded in 2020.
(b)Amounts in this column include: (i) dividend equivalent payments of $1,108.53 each on the vested stock (RSU) awards for Mr. Hachigian, Ms. Parent Haughey, Mr. Schaffer, Mr. Szews and Mr. Welch; (ii) Irish tax preparation fees of $1,832.40 each for Mr. Hachigian, Ms. Parent Haughey, Mr. Schaffer, Mr. Szews and Mr. Welch; and (iii) Irish tax withholding correction fees for Mr. Hachigian ($1,285.27), Ms. Parent Haughey ($437.53), Mr. Schaffer ($1,175.32), Mr. Szews ($437.53) and Mr. Welch ($1,285.27). The aggregate amount of perquisites and other personal benefits received by each independent, non-employee director in 2020 was less than $10,000.
(c)Mr. Mizell was appointed to the Board on February 6, 2020.
(d)Mr. Vardhan was appointed to the Board on October 27, 2020.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs and the compensation decisions made by the Compensation Committee under those programs. This CD&A focuses on the compensation of our named executive officers (“NEOs”) for 2020, which were:

Name	Position
D. D. Petratis	Chairman, President and Chief Executive Officer
P. S. Shannon	Senior Vice President and Chief Financial Officer
J. N. Braun	Senior Vice President, General Counsel and Chief Compliance Officer
T. P. Eckersley	Senior Vice President - Americas*
L. V. Moretti	Senior Vice President - EMEA**
C. E. Muhlenkamp	Senior Vice President - Special Projects***
* The Company changed its operating segments from three (Americas, EMEA and Asia Pacific) to two, Allegion Americas and Allegion International, effective January 1, 2021. The Allegion International segment combined the EMEA and Asia Pacific regions. The Board appointed Mr. Eckersley as Senior Vice President - Allegion International, effective January 1, 2021.
** In light of the aforementioned change in its operating segments, Ms. Moretti and the Company mutually agreed that she would leave the Company on March 31, 2021.
*** Mr. Muhlenkamp served as Senior Vice President - Global Operations and Integrated Supply Chain through September 30, 2020 and as Senior Vice President - Special Projects, effective October 1, 2020. While Mr. Muhlenkamp was not an executive officer as of December 31, 2020, based on his compensation during 2020, he was included as an additional NEO. He retired from the Company on April 1, 2021.

This CD&A is divided into the following sections:
▪Executive Summary
▪Compensation Philosophy and Design Principles
▪How We Make Compensation Decisions
▪Compensation Elements
▪2020 Compensation Structure Decisions
▪2020 Incentive Program Designs and Compensation Values for 2020 Performance
▪2021 Compensation
▪Other Compensation and Tax Matters

EXECUTIVE SUMMARY
In this section, we highlight 2020 performance, actions we took in response to the global COVID-19 pandemic, and decisions made by our Compensation Committee to support our strategic objectives and to effectively align the interests of our NEOs with shareholders and other stakeholders.
The Compensation Committee did not apply discretion in finalizing executive compensation for 2020 in light of the COVID-19 pandemic. However, the Compensation Committee will continue to monitor and may consider the impacts of this ongoing pandemic on our business, financial results, employees and shareholders in evaluating and making future compensation decisions with respect to 2021 performance.

COVID-19 Pandemic Response Highlights
We have preparedness plans that allow us to respond responsibly and diligently to changing environments and economic conditions. Throughout the global COVID-19 pandemic, we adhered to the following principles, in full alignment with our company values and preparedness plans:
▪Provide safe and healthy working environments for Allegion employees;
▪Support customer needs;
▪Communicate early and often with our supply chain and logistics partners as well as materials teams; and
▪Abide by government regulations and public health guidelines.
Specific highlights are as follows:
Employee Welfare and Communities
A cross-functional, global COVID-19 response team monitored the most recent developments and shared regular updates to all Allegion employees. We adopted numerous health and safety measures in accordance with best-practice safety guidelines issued by recognized health experts like the U.S. Centers for Disease Control and Prevention ("CDC"), the European Centre for Disease Prevention and Control ("ECDC") and the World Health Organization (“WHO”), as well as any applicable government mandates, in order to protect our employees, customers, suppliers and other business partners. These health and safety measures, as well as community activities included:
▪Encouraged work-from-home arrangements for employees, where possible, and ensured that those employees have effective IT tools and resources in place to support connectivity and to minimize disruption to the business;
▪Continuous safe hygiene education for our workforce in accordance with evolving guidelines;
▪Regular communication updates to leadership and team members;
▪Established aggressive and regular deep cleaning and disinfecting schedules;
▪Created social distancing measures, such as signage and physical barriers or reconfigurations of workspaces;
▪Implemented measures to reduce density, such as staggering work shifts and breaks;
▪Established mask use requirements and expectations at our facilities;
▪Required temperature and health screenings prior to entering facilities;
▪Increased supplies available for employees, like masks, cleaning solutions, hand sanitizers, thermometers and gloves; and
▪Temporarily restricted travel and in-person meetings.
In addition, we created the Allegion Safety Net Global Program for a six-month period from April through September 2020, giving production workers an extra day of pay per month to cover unexpected illness or family needs. We expanded the Employee Assistance Program (“EAP”) in several countries outside the U.S. and relaxed our policy on absenteeism (due to COVID-19 related reasons) for hourly employees. We gave back to communities across the world, donating thousands of masks to healthcare workers across the U.S., Mexico and Italy, while also ensuring our own employees had masks. Recognizing the growing number of people facing food insecurity in the wake of the pandemic, we also supplemented on-going food drives at local sites with a one-time $500,000 gift in 2020 to support global communities in need. Further, we continued our commitment to Habitat for Humanity in 2020, knowing that having a safe place to live is more important than ever, and also supported a wide variety of hunger relief, health and other non-profits in addressing the pressing needs of communities around the world.
Supply Chain and Operations
We remained focused on business continuity throughout the pandemic. During the early months of the pandemic, we experienced temporary production shut-downs due either to government mandates or to help ensure employee safety, most notably in Italy and the Baja region of Mexico. However, the vast majority of our manufacturing facilities remained open and operational throughout 2020, in part due to the numerous health and safety measures we adopted to promote the health and safety of our workforce and because many of our global operations have been deemed essential businesses. The Company also implemented periodic work stoppages at certain plants due to temporary reduction in customer demand or material shortages. Through all this, we continued to serve our customers through our channel partners or inventory on hand.
These temporary measures were implemented in a way that allowed prompt production startup when public health and market conditions improved. Any additional temporary closures or adjustments to production were implemented in a way that minimized disruption to customers and the overall business, including continuing to take prudent measures to mitigate, to the extent possible, any financial impacts. We also addressed increased hiring needs especially in our Baja, Mexico facilities, primarily to meet rising U.S. residential demand. Further, we remained focused on excellent customer service and delivery, consistent with our commitment to customer excellence.
Financial Impacts
We implemented several actions during 2020 to address the COVID-19 impact to our business, including reductions to discretionary spending, elimination of non-essential investments, a temporary hiring freeze followed by careful monitoring and managing of hiring throughout the year, implementation of restructuring programs, and re-prioritization of all capital expenditures. These actions helped mitigate the financial implications associated with COVID-19.
Impacts of the COVID-19 Pandemic on our 2020 Performance
The COVID-19 outbreak, which was declared by the WHO as a pandemic in March 2020, and preventative measures taken to contain or mitigate this pandemic have caused, and are continuing to cause, business slowdowns or shutdowns in various regions around the world. Prior to the global spread of the pandemic which impacted people, businesses and economies around the world, our business was operating at a high level. However, like many companies and businesses around the world, the COVID-19 pandemic presented us with unprecedented challenges and uncertainty. Despite the various actions we took and resiliency of our business under challenging circumstances, we were not immune from the deep and widespread impact of the pandemic and our overall 2020 performance was negatively impacted as a result.
For example, this pandemic has led to changes in commercial real estate occupancy, increases in work-from-home arrangements, constraints on government and institutional budgets and an uncertain business climate, which have all contributed to declines and delays in new construction and renovation activity during 2020, including in many of the commercial and institutional construction markets we serve. We experienced lower sales volumes during the second quarter of 2020 and remainder of the year, principally due to the economic challenges stemming from the COVID-19 pandemic, which were most pronounced during the second quarter. In addition, a significant number of our customers, suppliers, vendors and other business partners have been adversely affected by the COVID-19 pandemic.
2020 financial results are explained below.
2020 Allegion Performance
Despite the impacts of the COVID-19 pandemic, we achieved the following solid financial performance related to our executive compensation program:

$2,720m of Annual Adjusted Revenue	$460m Available Cash Flow
5.5% Decline in Annual Adjusted Revenue Growth	Available Cash Flow (“ACF”) increased by 2.9% over the prior year

$678m Adjusted EBITDA	$5.36 Adjusted EPS	62nd Percentile TSR
Adjusted Earnings Before Interest, Tax, Depreciation and Amortization declined 0.9% versus the prior year	Adjusted Earnings Per Share (“EPS”) increased 8.7% over the prior year	Total Shareholder Return (“TSR”) of 41.78% for the 2018-2020 Performance Period
These results led to a 56.96% of target financial performance score under the AIP (subject to region- and individual-specific performance) and a 160% of target payout of the PSUs for the 2018-2020 performance period.

The Compensation Committee believes that these outcomes align with our pay for performance philosophy - annual incentives were below the target goals set at the beginning of the year and long-term incentive goals were above the targets established at the beginning of the three-year period. Further, total shareholder return was 41.78% for the three-year period ending in 2020 - strong absolute and relative performance supporting our pay-for-performance outcomes.
The Compensation Committee recognizes that unanticipated events may positively or negatively impact the level of achievement met against goals throughout the performance period. Thus, for purposes of evaluating our incentive plans, there are pre-determined instances as approved by the Compensation Committee for which adjustments are permitted, including, but not limited to, the financial performance of any business or asset acquired during the performance period, costs associated with acquisitions or divestitures, unusual or non-recurring gains or losses, changes in applicable accounting principles, impairment charges in accordance with GAAP, and business restructurings, including facility closures, work stoppage or business interruption costs. These permissible adjustments also included certain costs related to the COVID-19 pandemic that were incurred during 2020, such as facility closures, work stoppages, and the Allegion Safety Net Global Program. As a result of these permissible adjustments, amounts shown above (on prior page) may differ compared to our recent Form 10-K and other filings.
Overview of 2020 NEO Target Compensation
The target compensation for our NEOs in 2020 was:

NEO	Base Salary ($)	Annual Incentive Target Value ($)	Long-term Incentive Target Value ($)	Total Target Compensation ($)
D. D. Petratis	1,000,000	1,250,000	4,300,000	6,550,000
P. S. Shannon	584,800	438,600	1,300,000	2,323,400
J. N. Braun	445,400	267,240	625,000	1,337,640
T. P. Eckersley	500,000	350,000	600,000	1,450,000
L. V. Moretti*	393,313	255,654	475,000	1,123,967
C. E. Muhlenkamp	425,000	255,000	500,000	1,180,000
*    Ms. Moretti is paid in Euros. The U.S. Dollar (“USD”) amounts above are shown as of April 1, 2020 based on the Euro to USD exchange rate of 1.0936.
Overall Pay Mix
As illustrated in the charts below, we place a significant emphasis on performance-based compensation (short- and long-term) so that a substantial percentage of each NEO’s total direct target compensation is contingent on the successful achievement of our strategic goals, in accordance with our compensation philosophy.

Consideration of 2020 Advisory Vote on Executive Compensation
The Compensation Committee regularly reviews the philosophy, objectives and elements of our executive compensation programs in relation to our short- and long-term business objectives. In undertaking this review, the Compensation Committee considers the views of shareholders as reflected in their annual advisory vote on our executive compensation proposal. At our 2020 Annual General Meeting, shareholders approved our executive compensation proposal by an overwhelming majority (approximately 94%). Based on the Compensation Committee’s review and the support our executive compensation programs received from shareholders, the Compensation Committee maintained the core elements of our executive compensation programs in 2020.

COMPENSATION PHILOSOPHY AND DESIGN PRINCIPLES
Compensation Philosophy and Executive Compensation Program Objectives
Our executive compensation program is designed to create a pay-for-performance culture by aligning the compensation program to the achievement of our strategic objectives and with shareholder interests. Our strategic objectives are built on five growth pillars: (i) expand in core markets; (ii) be the partner of choice; (iii) deliver new value in access; (iv) capital allocation; and (v) enterprise excellence. We strive to provide our NEOs with a compensation package that is aligned with the market median, with the expectation that above-target performance will result in above-median pay, and below-target performance will result in below-median pay.
The primary objectives of our executive compensation program and the guiding principles for setting and awarding executive compensation are:

Create and reinforce our pay-for-performance culture	The compensation program should pay for performance. Exceptional performance should result in increased compensation; missing performance goals should result in reduced or no incentive pay.
Align the interests of management with our shareholders and other stakeholders
To better align the interests of management with the interests of shareholders and other stakeholders, a significant portion of executive compensation should be equity based, and stock ownership guidelines should be utilized to better ensure a focus on long-term, sustainable growth.

Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay	Compensation should be competitive with those organizations with which we compete for top talent.
Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk
Incentive compensation should help drive business strategy. The compensation program should encourage both the desired results and the right behaviors. It should help drive business strategy and strike a balance between short-term and long-term performance, while incorporating risk-mitigating design features to ensure that excessive risk is not encouraged.

Integrate with our performance management process of goal setting and formal evaluation	Target level goals should be generally aligned with the strategy and the Annual Operating Plan (“AOP”), and be considered stretch yet achievable, as appropriately established, for each year.

Maintaining Best Practices Regarding Executive Compensation
Our Compensation Committee intends to compensate our NEOs effectively and consistent with the objectives and design principles outlined above. We have adopted the following compensation practices, which are intended to promote strong governance and alignment with shareholder (and other stakeholder) interests:

Compensation Committee Practices
Independence of Committee members	Committee members satisfy the NYSE independence standards, are “non-employee directors” under SEC rules and satisfy the requirements of an “outside director” for purposes of the Internal Revenue Code (the “Code”).
Independence of compensation consultant	The Compensation Committee retains and annually reviews the independence of its compensation consultant.
Annual risk assessment	The Compensation Committee annually assesses the materiality and likelihood of our compensation program to ensure that our plans and awards are designed and working in a way to not encourage excessive risk taking.
Mitigate undue risk
We mitigate undue risk in our compensation program by instituting governance policies such as capping potential payments under our incentive plans, instituting clawback provisions, utilizing multiple performance metrics, including absolute and relative metrics, striking a balance between short- and long-term incentives and adopting stock ownership requirements.

Performance-based compensation	We grant a high percentage of performance-based compensation. We believe this is essential to creating a pay-for-performance culture.
Target pay at the median level	We generally target total direct compensation opportunities at the competitive market median and allow performance (both operational and shareholder return) to determine actual or realized pay. Actual pay may be above or below the target median based on performance.
Stock ownership guidelines	The Compensation Committee has adopted stock ownership guidelines: (i) equal to six times base salary for the CEO; (ii) equal to three times base salary for the CFO; (iii) equal to two times base salary for the CEO’s direct reports who are executive officers at Senior Vice President level; and (iv) equal to one times base salary for the CEO’s direct reports who are executive officers at Vice President level. The executive officer must achieve compliance with the guidelines by the fifth anniversary of the officer’s appointment. All of our NEOs are in compliance with these guidelines.
Clawback policy	We have the right to recoup all or part of annual cash incentives or PSUs if there is a restatement of our financial statements for any such year which results from fraud or intentional misconduct committed by an award holder.
Anti-hedging and anti-pledging policy	We prohibit our directors and executive officers from: (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of our securities; and (ii) engaging in any form of short-term speculative trading in our securities. Directors and executive officers are also prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan unless pre-approved by the Corporate Governance Committee.
“Double Triggers” in change in control agreements	The NEOs and other executive officers do not receive change in control benefits unless their employment is terminated without cause (or by the executive for good reason) within a specified period following a change in control.
No tax gross ups on change in control benefits	The NEOs and other executive officers are not entitled to tax gross ups in the event that their change in control benefits are subject to the “golden parachute” excise tax under the Code.

HOW WE MAKE COMPENSATION DECISIONS
Decision Making Process
The Compensation Committee reviews and discusses the performance of the CEO and makes determinations regarding his compensation. For other NEOs, the CEO considers individual performance and makes individual compensation recommendations to the Compensation Committee. The Compensation Committee reviews and discusses these compensation recommendations and modifies and approves them, as appropriate. In making compensation decisions, the Compensation Committee uses several resources and tools, including the advice of its independent compensation consultant, reviews of competitive market information and peer group data, company and individual performance, and accumulated and potential equity holdings.
Use of Comparator Groups for Pay and Performance
The Compensation Committee primarily uses two comparator groups as part of its executive compensation process. The “Compensation Benchmarking Peer Group” is used to assess the competitiveness of our NEOs’ compensation, and the “Performance Peer Group” is used to evaluate our performance relative to our peers. As described below, the two comparator groups vary because executive compensation levels and practices are influenced by business complexity and company size.

Compensation Benchmarking Peer Group
The Compensation Committee considers relevant market pay practices, among other factors, when setting executive compensation to enhance our ability to recruit and retain high performing talent. In assessing market competitiveness, the compensation of our NEOs is reviewed against executive compensation at a set of companies with which we compete for executive talent. The Compensation Benchmarking Peer Group consists of companies that generally:
▪Are similar to us in terms of certain factors, including one or more of the following: size (i.e., revenue, market capitalization and growth characteristics), industry, lifecycle stage, and global presence; and
▪Have NEOs whose scope of responsibilities are comparable in terms of breadth and complexity.
Our Compensation Committee reviews the Compensation Benchmarking Peer Group on an annual basis and determines, with input from its independent compensation consultant, whether any changes are appropriate. This annual review ensures that the peer group companies remain appropriate from a business and talent perspective. No revisions were recommended to the Compensation Benchmarking Peer Group for 2020.
In 2020, the Compensation Benchmarking Peer Group was comprised of the following 20 companies:

Acuity Brands	Diebold	Masco Corp	Roper Technologies
A.O. Smith	Flir Systems	Masonite International	Simpson Manufacturing
Belden	Fortune Brands Home & Security	National Instruments Corp	Steelcase
Brady	Hubbell	Owens Corning	Trimble Inc
Carlisle Companies	Lennox International	Rockwell Automation	Zebra Technologies Corp
Relative to these companies, we approximate the 30th percentile on revenue and 69th percentile on market capitalization as of December 31, 2020.

Performance Peer Group
Our Compensation Committee utilizes a performance peer group consisting of the companies in the S&P 400 Capital Goods Index (the “Performance Peer Group”). We believe the Performance Peer Group provides an appropriate measure of our relative TSR performance because it contains companies in similar industries and that operate in similar geographical markets to Allegion. Our Performance Peer Group is used for assessing relative TSR performance for our PSUs.

Role of the Compensation Committee and Independent Adviser
Our Compensation Committee has the authority to obtain advice and assistance from advisors and to determine their fees and terms of engagement. In 2020, the Compensation Committee engaged WTW as its independent compensation consultant. WTW provided advice to the Compensation Committee on our compensation program for executive officers and incentive programs for eligible employees.
In 2020, WTW provided approximately $430,000 in services to the Compensation Committee and the Corporate Governance Committee. WTW also provides certain benefits-related services to the Company, including retirement consulting, actuarial and outsourced pension administration. For these services, WTW received approximately $3.2 million. The Compensation Committee was aware of the other services provided by WTW at the time of engagement but did not review and approve the provision of these services because they are of the type directly procured by management in the ordinary course of business.
The Compensation Committee evaluated whether any services provided by WTW raised a conflict of interest and determined that it did not and that WTW is independent.

COMPENSATION ELEMENTS
Primary Compensation Elements
We have three primary elements of total direct compensation - base salary, annual incentive, and long-term equity. The majority of our NEOs’ compensation is performance based and not guaranteed.
The following table summarizes the key elements of our executive compensation program and describes why each element is provided:

	Salary	AIP	PSUs	Options	RSUs

Who Receives	All NEOs

When Granted / Received	Reviewed annually	Annually for prior year performance	First quarter annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis		Long-term emphasis

Performance / Service period	Ongoing	1 year	3 years

How Payout is Determined	Compensation Committee assessment	Formulaic; Compensation Committee approves	Formulaic; Compensation Committee approves	Stock price on exercise/vest date

Most Recent Performance Measure	n/a	Mix of financial and individual goals	EPS & relative TSR	Stock price appreciation

2020 COMPENSATION STRUCTURE DECISIONS
Our Compensation Committee annually reviews the base salaries and the annual and long-term target opportunities of our NEOs to determine whether these programs competitively reward our NEOs for their services based on a comparison to executives in the Compensation Benchmarking Peer Group and a review of other competitive market information.
Base Salary
It is our Compensation Committee’s philosophy that NEOs will not receive automatic annual merit increases to their base salaries. The Compensation Committee annually considers each NEO’s experience, proficiency, performance and potential to impact future business results, the NEO’s behavior against competencies and key corporate values as well as the competitiveness in the market, in making future base salary decisions.
The base salaries for NEOs were increased from prior year except for Mr. Petratis. Base salaries were increased to better align with the applicable market median for each position and to reflect the performance of each executive.

NEO	2019 Base Salary ($)	2020 Base Salary ($)	Increase (%)
D. D. Petratis	1,000,000	1,000,000	—
P. S. Shannon	562,065	584,800	4.0
J. N. Braun	432,600	445,400	3.0
T. P. Eckersley	463,500	500,000	7.9
L. V. Moretti	380,906	393,313	3.3*
C. E. Muhlenkamp	393,666	425,000	8.0
*    In 2020, Ms. Moretti’s base salary was increased from €339,488 to €359,650 or 5.9%. The USD amounts above are shown as of April of the applicable year based on the Euro to USD exchange rate on that day. The change in salary from 2019 to 2020 reflected above is a result of the fluctuation in the exchange rate.

Annual and Long-Term Incentive Target Opportunities
Each year, the Compensation Committee reviews the short- and long-term target incentive opportunities to ensure alignment with our compensation philosophy. The following table shows the increases in the short-term target incentive opportunities for 2020 and the long-term target incentive opportunities. The increases reflect market-based adjustments.

NEO	2019 Target AIP (% of Base Salary)	2020 Target AIP (% of Base Salary)	Target AIP Increase (%)	2019 Target LTI ($)	2020 Target LTI ($)	Target LTI Increase ($)
D. D. Petratis	120	125	4.2	3,900,000	4,300,000	400,000
P. S. Shannon	75	75	—	1,100,000	1,300,000	200,000
J. N. Braun	60	60	—	575,000	625,000	50,000
T. P. Eckersley	70	70	—	600,000	600,000	—
L. V. Moretti	65	65	—	460,000	475,000	15,000
C. E. Muhlenkamp	60	60	—	425,000	500,000	75,000

2020 INCENTIVE PROGRAM DESIGNS AND COMPENSATION VALUES FOR 2020 PERFORMANCE
Annual Incentive Program

Annual Incentive Plan Design
For 2020, our NEOs, including the CEO, participated in our AIP. The AIP is designed to reward executives for profitable revenue growth, the delivery of strong cash flow and individual contributions, consistent with our strategic objectives. Individual AIP payouts are calculated as the product of (i) base salary, (ii) target percentage of base salary, (iii) the financial performance score and (iv) the individual performance score. In no case will an AIP award exceed 200% of the NEO’s opportunity.

Base Salary	X	Target Percentage	X	Financial Performance Score	X	Individual Performance Score	=	AIP Award

Financial Performance
The financial performance score is based on achievement of financial metrics established annually by the Compensation Committee during the first quarter of the fiscal year. The financial metrics are broadly aligned with key elements of our AOP. Development of our AOP is a robust process that involves input from all of our regions and is reviewed and approved by the Board of Directors.
The financial metrics are aligned with the executive’s line of sight and scope of impact. Executives serving in a corporate role are measured based on the corporate financial metrics. Regional business leaders (i.e., SVP - Americas and SVP - EMEA) are measured based on a combination of corporate (45%) and regional (55%) financial metrics. We believe this combination focuses regional business leaders on achieving the pre-established objectives for their business unit as well as aligning their interests with corporate goals to help create sustainable shareholder value.
The financial performance score is calculated as follows for 2020:

Revenue	+	EBITDA (Corporate) or Operating Income (“OI”) (Regions)	+	Available Cash Flow (“ACF”) (Corporate) or Operating Cash Flow (“OCF”) (Regions)	=	Financial Performance Score
(1/4 Weight)		(1/2 Weight)		(1/4 Weight)
Further, in fiscal year 2020, corporate EBITDA must be achieved at least equal to the threshold performance level in order for an incentive award to be earned (the “Threshold Goal”).
The Compensation Committee reviews our financial performance following the end of the fiscal year and determines the financial performance score. As explained earlier, the Compensation Committee has adopted a set of guidelines to help it evaluate potential adjustments and it retains the authority to adjust our reported financial results for items causing significant differences from the assumptions contained in the AOP, including, but not limited to, the financial performance of any business or asset acquired during the performance period, costs associated with acquisitions or divestitures, unusual or non-recurring gains or losses, changes in applicable accounting principles, impairment charges in accordance with GAAP, and business restructurings, including facility closures, work stoppage or business interruption costs. These permissible adjustments also included certain costs related to the COVID-19 pandemic that were incurred during 2020, such as facility closures, work stoppages and the Allegion Safety Net Global Program. These adjustments to reported financial results are intended to better reflect executives’ line of sight and ability to affect performance results, align award payments with decisions that support the AOP, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize long-term and sustainable growth.

Our 2020 AIP metrics and goals were:

	Corporate
	Pre-established Financial Targets (in millions)			Payout as a % of Target
	Revenue ($)	EBITDA ($)	ACF ($)
Threshold	2,854	672	423	50%
Target	2,951	704	451	100%
Maximum	3,119	758	520	200%

	Americas
	Pre-established Financial Targets (in millions)			Payout as a % of Target
	Revenue ($)	OI ($)	OCF ($)
Threshold	2,117	616	614	50%
Target	2,198	644	630	100%
Maximum	2,315	692	742	200%

	EMEA
	Pre-established Financial Targets (in millions)			Payout as a % of Target
	Revenue ($)	OI ($)	OCF ($)
Threshold	566	54	60	50%
Target	581	56	68	100%
Maximum	612	61	80	200%

Individual Performance
Individual objectives are established annually and include strategic initiatives with both financial and non-financial metrics. Participants are evaluated based upon non-financial metrics including core competencies. At the end of each year, the CEO evaluates performance against the pre-established individual objectives for officers other than himself and submits a recommendation to the Compensation Committee. The Compensation Committee evaluates the CEO’s performance against his pre-established individual objectives. Based on the Compensation Committee’s evaluation of the CEO and the CEO’s recommendations, the Compensation Committee determines and approves the individual performance score for each officer, which can range from 0% to 150% of target.

Actual Financial Performance vs. Target Goals
The table below shows the actual 2020 adjusted performance compared to the pre-established financial performance targets.

	Financial Target Goals ($)	Adjusted Actual Performance ($)	Performance as a % of Target Goal	Financial Performance Score
Corporate
Revenue	2,951	2,720	—%
EBITDA	704	678	58.8%	56.96%
ACF	451	460	110.3%

Americas
Revenue	2,198	2,017	—%
OI	644	604	—%	—%
OCF	630	571	—%

EMEA
Revenue	581	555	—%
OI	56	51	—%	29.53%
OCF	68	70	118.1%

Evaluated Individual Performance
In determining the individual performance score for each NEO’s AIP award, the Compensation Committee considers pre-established individual performance objectives, and then evaluated actual performance relative to these objectives to determine an overall performance score. No specific weighting of individual objectives was used, although particular emphasis is given to meeting key financial goals such as business profitability, growth and efficient capital allocation.
The Compensation Committee fully recognized that in an unprecedented environment such as a global pandemic, teamwork, effort and collaboration needs to happen at all levels to sustain the business and operations. Hence, while the performance of the NEOs in responding to the challenges of the COVID-19 pandemic was exemplary, the Compensation Committee determined that for 2020, each NEO be assigned a performance score of 100%, which neither increased nor decreased the NEO’s incentive payout. The significant accomplishments of each NEO during the year are highlighted on page 42 of this Proxy Statement. With regard to ESG-related goals and accomplishments, these are reviewed as part of individual objectives that are set for the year and are reflected in the NEO’s individual performance evaluation, as appropriate.

D. D. Petratis
▪Delivered solid financial results despite the COVID-19 pandemic. Excellent results in key areas including strong operating margin, available cash flow, and EPS performance
▪Achieved the best safety results in Allegion’s history with improvement across all metrics
▪Established Allegion International to drive speed and efficiency, to simplify our operating segments and optimize our non-U.S. operations
▪Navigated the pandemic successfully by keeping plants open where possible, with our employees and customers health and safety as the top priority
▪Material increase in employee engagement for the fifth year as measured by the Gallup Engagement Census

P. S. Shannon
▪Developed strategy and executed on global finance transformation
▪Executed capital deployment strategy
▪Successfully navigated the increasingly complex and changing global tax landscape
▪Led organization in cost reduction, restructuring and investment prioritization during COVID-19
▪Increased employee engagement as measured by the Gallup Engagement Census

J. N. Braun
▪Managed and mitigated Allegion’s legal exposure globally during the COVID-19 pandemic
▪Sponsored creation of ESG Council and co-led Allegion’s inclusion and diversity program launch
▪Managed trade compliance under USMCA implementation
▪Accelerated digitization programs
▪Increased employee engagement as measured by the Gallup Engagement Census

T. P. Eckersley
▪Led Americas region through the COVID-19 pandemic by focusing on employee health, safety and engagement, and effective management of investment prioritization and restructuring efforts
▪Delivered strong growth in the residential business, including growth in electronics; positioned well for growth in 2021
▪Able to drive positive price and productivity realization during the COVID-19 pandemic
▪Drove digital optimization and transformation initiatives including IoT platform development
▪Increased employee engagement as measured by the Gallup Engagement Census

L. V. Moretti
▪Produced strong regional results in the face of the COVID-19 pandemic
▪Delivered strong organic growth in SimonsVoss/Interflex and Global Portable Security
▪Led restructuring of EMEA region and disposition of QMI, resulting in higher operating margin
▪Increased employee engagement as measured by the Gallup Engagement Census

C. E. Muhlenkamp
▪Outstanding leadership during COVID-19 crisis including education, transformation of working space, and overall support of our employees and customers with health and safety as the top priority
▪Successfully managed supply chain, maintained plant operations, and managed costs effectively while serving customer demands during the COVID-19 pandemic
▪Delivered best safety results in Allegion history with improvement across all metrics
▪Executed several footprint optimization projects to drive operational efficiencies
▪Increased employee engagement as measured by the Gallup Engagement Census

2020 AIP Award
Our Compensation Committee approved the following AIP awards for our NEOs:

NEO	Target AIP Amount (A)($)	Financial Performance Score (B) *	AIP Earned from Financial Performance (C)=(A)x(B)($)	Individual Performance Score (D)	2020 AIP Award (E)=(C)x(D)($)
D. D. Petratis	1,250,000	56.96%	712,000	100%	712,000
P. S. Shannon	438,600	56.96%	249,827	100%	249,827
J. N. Braun	267,240	56.96%	152,220	100%	152,220
T. P. Eckersley	350,000	25.63%	89,705	100%	89,705
L. V. Moretti **	280,433	41.87%	117,418	100%	117,418
C. E. Muhlenkamp	255,000	56.96%	145,248	100%	145,248
*    The Financial Performance Score for Mr. Eckersley and Ms. Moretti represent a weighted combination of the corporate score (45%) and the applicable regional score (55%).
**    The amounts for Ms. Moretti are based on the Euro to USD exchange rate as of February 4, 2021 which was 1.1996 Euro to the U.S. dollar.

Long-term Incentive Program

Long-Term Incentive Program Design
Our long-term incentive program (“LTI”) for NEOs is comprised 50% of PSUs, 25% of stock options, and 25% of RSUs. We grant executives a mix of equity awards in order to provide an effective balance between risk and retention. This design aligns the executives’ interests and long-term strategies with the interests of shareholders. LTI targets are expressed in dollar amounts which are converted to a number of shares based on the fair value of the award on the grant date.
Performance Stock Units: PSUs are earned based equally on our absolute EPS growth (from continuing operations) and relative TSR as compared to the Performance Peer Group companies over a three-year performance period as shown below. PSUs will vest at the end of the three-year performance period and the NEO will earn a number of shares based upon achievement of the performance metrics during the performance period. If TSR is not positive over the performance period, payout cannot exceed the target level for the TSR portion of the award. Such TSR review will occur after the conclusion of the final year of the performance period. Upon vesting, PSUs convert into our ordinary shares on a one-for-one basis.

EPS Performance*	% of Target PSUs Earned **
Below Threshold	No award earned
Threshold	50%
Target	100%
Maximum	200%

TSR Performance Relative to S&P 400 Capital Goods Index	% of Target PSUs Earned **
< 25th Percentile	No award earned
25th Percentile	50%
50th Percentile	100%
>= 75th Percentile	200%

*    EPS is calculated in accordance with GAAP, subject to adjustment by the Compensation Committee based on pre-approved categories.
**    Results are interpolated between percentiles achieved. The Compensation Committee retains the authority and discretion to make downward adjustments to the calculated PSU award payouts regardless of actual performance. Beginning with the 2019-2021 performance period, threshold for EPS increased from 25% to 50%.

Dividend equivalents are accrued on outstanding PSU awards at the same time and at the same rate as dividends paid to shareholders. Dividend equivalents are not earned until the PSUs vest and are payable in cash at the time of vesting unless the NEO elected to defer the PSUs into our Executive Deferred Compensation Plan (“EDCP”), in which case the dividends are also deferred. The EDCP was was frozen to new participants and deferrals as of January 1, 2019. The actual dividend equivalents paid are determined by the actual number of PSUs earned at the end of the performance period.
Stock Options/Restricted Stock Units: Stock options are considered “at risk” since there is no value unless the stock price appreciates during the term of the option period. RSUs, on the other hand, provide strong retentive value, while still providing alignment with shareholder value creation. Both stock options and RSUs vest ratably over a three-year period following the grant. Stock options expire on the tenth anniversary of the grant date. Dividend equivalents are accrued on outstanding RSU awards at the same time and at the same rate as dividends are paid to shareholders. Dividend equivalents on RSUs are only payable if the underlying RSU award vests. At the time of vesting, one ordinary share is issued for each RSU and any accrued dividend equivalents are paid in cash. No dividends are payable on stock options.

Equity Awards Granted in 2020
The Compensation Committee approved the annual grants shown in the following table in the first quarter of 2020.

NEO	Target 2020-2022 PSU Award ($)	Target 2020-2022 PSU Award (#)	Stock Option Award ($)	Stock Option Award (#)	RSU Award ($)	RSU Award (#)
D. D. Petratis	2,484,274	16,625	1,075,015	41,960	1,075,037	8,313
P. S. Shannon	751,185	5,027	325,015	12,686	325,110	2,514
J. N. Braun	361,172	2,417	156,256	6,099	156,348	1,209
T. P. Eckersley	346,678	2,320	150,005	5,855	150,011	1,160
L. V. Moretti	274,503	1,837	118,774	4,636	118,845	919
C. E. Muhlenkamp*	—	—	—	—	500,080	3,867
*    In 2020, Mr. Muhlenkamp was awarded 100% RSUs. The award was contingent on Mr. Muhlenkamp’s continued employment until April 1, 2021 and 50% of the award vested on April 1, 2021. The remaining 50% will vest on April 1, 2022.

PSUs Earned for 2018 - 2020 Performance Period
The PSUs earned for the 2018-2020 performance period were based on the (i) EPS performance against pre-established goals and (ii) TSR performance relative to the Peer Performance Group companies. For this performance period, our EPS performance resulted in a payout of 173% and our TSR performance resulted in a payout of 147%, resulting in an overall payout of 160%, consistent with our pay-for-performance philosophy.

Performance Metric	Threshold	Target	Maximum	Actual	% Payout Earned
EPS*	$4.43	$4.95	$5.51	$5.36	173
TSR	25th percentile	50th percentile	>= 75th percentile	62nd percentile (42% TSR)	147
*    EPS was adjusted to eliminate the impact of 1) goodwill and intangible asset impairment charges; 2) loss on assets held for sale; 3) restructuring charges and acquisition and integration expenses; 4) business interruption costs related to COVID 19 including costs from facility closures, work stoppages and the Allegion Safety Net Global Program; 5) environmental costs related to a divestiture; and 6) impairment of an investment. All adjustments were in accordance with the guidelines pre-approved by the Compensation Committee.

As a result of the foregoing performance, our NEOs earned the following awards for the 2018-2020 performance period:

NEO	Target PSUs Awarded (#)	PSUs Earned (#)
D. D. Petratis	20,994	33,591
P. S. Shannon	5,752	9,204
J. N. Braun	3,020	4,832
T. P. Eckersley	3,452	5,524
L. V. Moretti	2,301	3,682
C. E. Muhlenkamp	2,301	3,682

2021 COMPENSATION
The Compensation Committee annually reviews the total direct compensation for each NEO. Based on recommendations from the CEO and in accordance with our compensation philosophy, the Compensation Committee approved 2021 compensation shown in the table below*:

NEO	2021 Base Salary ($)	2021 Target Annual Incentive (as a % of Base Salary)	2021 Target Annual LTI ($)
D. D. Petratis	1,000,000	125	4,600,000
P. S. Shannon	584,800	75	1,550,000
J. N. Braun	445,400	60	725,000
T. P. Eckersley	500,000	70	600,000
L. V. Moretti*	—	—	—
C. E. Muhlenkamp*	—	—	—
*    Ms. Moretti left the Company on March 31, 2021 and Mr. Muhlenkamp retired from the Company on April 1, 2021. No new compensation packages for 2021 were reviewed or approved by the Compensation Committee for Ms. Moretti and Mr. Muhlenkamp given that neither of them were executive officers as of January 1, 2021.
The Company assesses its AIP program annually to ensure it incentivizes the organization’s current strategies and focus. Our review for 2021 resulted in the following decisions regarding changes to the AIP program:
▪Focus on a combination of Revenue, EBITDA/OI and ACF/OCF growth metrics continues to align with the organization’s strategies and are highly aligned with market practice.
▪A modest adjustment to the metric weightings was implemented to further align our key performance drivers. To achieve our business strategy, we need to balance increasing revenue while driving profitable growth.
▪The use of the “Threshold Goal” was eliminated. This elimination aligns with best practices and goals set by the organization are sufficiently aggressive.
For 2021 the metrics will be adjusted as follows:

Revenue	+	EBITDA (Corporate) or Operating Income (“OI”) (Regions)	+	Available Cash Flow (“ACF”) (Corporate) or Operating Cash Flow (“OCF”) (Regions)	=	Financial Performance Score
(1/3 Weight)		(1/3 Weight)		(1/3 Weight)
For 2021 the framework of the long-term incentive did not change. The Compensation Committee believes that the mix of 50% PSUs (50% EPS growth and 50% relative TSR), 25% stock options and 25% RSUs continues to align with long-term value creation, pay for performance, shareholder alignment and executive retention.

OTHER COMPENSATION AND TAX MATTERS
Retirement Programs and Other Benefits
We maintain qualified and nonqualified defined benefit pension plans intended to provide fixed benefits upon retirement based on the individual’s age and number of years of service. Refer to the Pension Benefits table on page 55 of this Proxy Statement for additional details on these programs.
A qualified defined contribution 401(k) plan called the Employee Savings Plan (“ESP”) is available for the U.S. salaried and hourly non-union workforce. The ESP provides a dollar-for-dollar match on the first 6% of the employee’s eligible contributions to the ESP. The ESP has a number of investment options and is an important component of the retirement program. Employees who were actively employed prior to July 1, 2012 were given a one-time choice between continuing to participate in the defined benefit plan until December 31, 2022 or moving to an enhanced version of the ESP effective January 1, 2013 under which they would receive an employer core contribution of 2% of eligible pay in addition to the matching contribution and no longer accrue benefits under the defined benefit plan after December 31, 2012. Employees hired on or after July 1, 2012 were automatically covered under the enhanced version of the ESP and do not participate in the defined benefit plan. Employees hired after December 1, 2013 are not eligible for the 2% employer core contribution. Effective as of December 31, 2022, accruals in the qualified defined benefit plan will cease for all employees.
Additionally, we offer a U.S. nonqualified, defined contribution plan called the Supplemental Employee Savings Plan (the “Supplemental ESP”). The Supplemental ESP is an unfunded plan that makes up matching and core contributions that cannot be made to the ESP due to Internal Revenue Service (“IRS”) or plan limitations. The Supplemental ESP is deemed invested in funds selected by participants and includes the same funds available in the ESP except for a self-directed brokerage account, which is not available in the Supplemental ESP.
Through 2018, our nonqualified EDCP allowed eligible employees to defer receipt of a part of their annual salary, AIP award and PSU award. Cash deferrals were invested in select mutual fund investments and PSU award deferrals were required to be invested in our ordinary shares. Please refer to the Nonqualified Deferred Compensation table on page 57 of this Proxy Statement for additional details on the deferred compensation plans. As of January 1, 2019, this plan was frozen to new participants and deferrals.
We also provide certain other benefits believed to be consistent with prevailing market practice and to be competitive with peer company practices. For employees assigned to work outside their home countries, we may provide an expatriate allowance and tax equalization benefits to mitigate the impact of living in another jurisdiction. For these benefits, we may also provide tax assistance on the income imputed to the executives. These other benefits and their incremental costs to the Company are reported in “All Other Compensation” shown in the Summary Compensation Table on page 49 of this Proxy Statement.
Severance Arrangements
We have not adopted a formal severance policy for executives. In most cases, we would expect to provide for severance in the event of termination without cause.
In connection with recruiting certain officers, we generally enter into arrangements that provide for severance payments upon certain termination events, other than in the event of a change in control (which is described in “Change-In-Control Provisions” below). In the event of an involuntary termination other than for cause, Mr. Petratis and Mr. Shannon are eligible to receive severance equal to two times (Mr. Petratis) or one times (Mr. Shannon) base salary plus actual annual incentive award, not to exceed target and pro-rated for the number of days worked during the performance period.
Change in Control Provisions
We have a change in control plan (“CIC Plan”) that covers our NEOs in order to focus them on the best interests of our shareholders and to assure continuity of management in circumstances that reduce or eliminate job security and might otherwise lead to accelerated departures. This CIC Plan provides cash severance benefits in the event that a change in control occurs and an officer is terminated within two years of that change in control for reasons other than cause. Cash severance benefits in the event of a qualifying termination will be based on an individually defined Severance Multiple ranging from 1.5 for officers up to 3.0 for the CEO. Individual cash severance benefits will include: (i) base salary in effect at termination times the Severance Multiple; (ii) current cash target incentive award times the Severance Multiple; and (iii) a target incentive award in the year of termination pro-

rated for the portion of the performance cycle completed through the date of termination. Cash severance benefits under the CIC Plan will be reduced by severance-related benefits provided through any other Allegion severance program. NEOs will also immediately vest in their Elected Officer Supplemental Program (“EOSP”) and Key Management Supplemental Pension Plan (“KMP”) benefits following a change in control. For purposes of calculating Mr. Shannon’s EOSP benefits, two years would be added to his age and service if his employment is terminated within two years after a change in control. In addition, participants in the CIC Plan will, in the event of a qualifying termination, receive continued health benefits for a term of years equal to the Severance Multiple and outplacement benefits of up to $25,000.
The CIC Plan does not provide for payment of, or reimbursement for, any tax payments or other tax gross ups related to the severance benefits. However, the CIC Plan does provide for cash severance benefits to be adjusted such that participants will receive the better after tax benefit treatment (“Best of Net” approach) between (i) cash severance payments paid in full, with the executive responsible for all taxes incurred, or (ii) cash severance payments reduced to avoid triggering excise taxes.
Under the Incentive Stock Plan of 2013 (the “2013 Stock Plan”), outstanding unvested stock options and RSUs will not immediately vest and become exercisable or payable, as applicable, following a change in control if an alternate award is provided by the acquiring company. Such awards will immediately vest and become exercisable or payable, as applicable, if an alternate award is not provided. PSUs, will be deemed to have earned a pro-rata award based on the target award opportunity and total number of months worked in the applicable performance period.
Senior Executive Performance Plan
The SEPP is a shareholder approved plan that funds the annual cash incentive awards that may be granted to each of the NEOs under the AIP. Under the SEPP, the maximum amount of cash incentive that can be paid to the CEO is 1.5% of Consolidated OI from Continuing Operations (as defined in the SEPP) and the maximum amount of cash incentive that can be paid to any other covered executive is 0.6% of Consolidated OI from Continuing Operations. Our Compensation Committee generally exercises its discretion to pay less than the maximum amount to the NEOs, after considering the factors described in the AIP.
Tax and Accounting Considerations
The Company is subject to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, which limits deductibility of compensation in excess of $1 million paid to covered employees, including our NEOs. In determining compensation program designs, our Compensation Committee considers tax and accounting implications (e.g., Section 162(m) and 409A of the Internal Revenue Service Code), and the Company adheres to these tax and accounting regulations as they are amended over time. While tax and accounting regulations are considered, the forms of compensation utilized are determined primarily by their effectiveness in creating maximum alignment between key strategic objectives and the interests of shareholders and other stakeholders.
Timing of Awards
We intend to regularly grant annual equity grants following our earnings release for the fourth quarter and full year results. The equity grant date is never selected or changed to increase the value of equity awards for executives.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement.
Based on our review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

COMPENSATION COMMITTEE
Dean I. Schaffer (Chair)
Kirk S. Hachigian
Steven C. Mizell
Nicole Parent Haughey
Charles L. Szews
Dev Vardhan
Martin E. Welch III

EXECUTIVE COMPENSATION
The following table provides summary information concerning compensation paid to or accrued on behalf of our NEOs for services rendered during the years ended December 31, 2020, 2019 and 2018.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non- Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
D. D. Petratis	2020	1,038,462	—	3,559,311	1,075,015	712,000	2,012,295	388,502	8,785,585
Chairman, President and CEO	2019	986,539	—	3,015,155	975,006	1,652,280	1,395,741	527,724	8,552,445
	2018	950,000	—	3,017,362	912,511	1,805,225	673,578	228,104	7,586,780
P. S. Shannon	2020	600,997	—	1,076,295	325,015	249,827	2,179,800	103,381	4,535,315
Senior Vice President and CFO	2019	553,499	—	850,551	275,001	621,890	1,399,933	147,104	3,847,978
	2018	523,452	—	826,706	250,008	629,750	117,933	47,735	2,395,584
J. N. Braun	2020	458,986	—	517,520	156,256	152,220	—	76,898	1,361,880
Senior Vice President and General Counsel	2019	429,208	—	444,705	143,756	331,860	—	99,953	1,449,482
	2018	414,615	—	434,050	131,253	353,005	—	47,955	1,380,878
T. P. Eckersley	2020	509,123	—	496,689	150,005	89,705	1,120,226	88,539	2,454,287
Senior Vice President - Americas	2019	463,500	—	463,863	150,002	484,482	551,013	113,553	2,226,413
	2018	459,865	—	496,139	150,009	409,651	42,392	47,712	1,605,768
L. V. Moretti (f)	2020	408,377	—	393,348	118,774	117,418	—	94,756	1,132,673
Senior Vice President - EMEA	2019	377,563	—	355,728	115,013	270,272	—	215,030	1,333,606
	2018	388,043	—	330,755	100,020	334,082	—	474,823	1,627,723
C. E. Muhlenkamp	2020	432,669	—	500,080	—	145,248	122,226	60,846	1,261,069
Senior Vice President - Special Projects

______________
(a)The amounts shown in this column reflect the aggregate grant date fair value of PSU awards and any RSU awards granted for the year under ASC Topic 718 and do not reflect amounts paid to or realized by the NEOs. In determining the aggregate grant date fair value of the PSU awards, the awards are valued assuming target level performance achievement. If the maximum level performance achievement is assumed, the aggregate grant date fair value of the PSU awards granted in 2020 would be as follows:

Name	Maximum Grant Date Value of PSU Awards ($)
D. D. Petratis	4,968,548
P. S. Shannon	1,502,369
J. N. Braun	722,345
T. P. Eckersley	693,355
L. V. Moretti	549,006
C. E. Muhlenkamp	—
For a discussion of the assumptions made in determining the ASC 718 values, see Note 15, “Share-Based Compensation,” to our consolidated financial statements contained in the 2020 Form 10-K. The ASC 718 grant date fair value of the PSU award is spread over the number of months of service required for the grant to become non-forfeitable, disregarding any adjustments for potential forfeitures. Please see also the Grants of Plan-Based Awards table on page 51 of this Proxy Statement for additional details of the 2020 grants included in this column.

(b)    The amounts in this column reflect the aggregate grant date fair value of stock option grants for financial reporting purposes for the year under ASC 718 and do not reflect amounts paid to or realized by the NEOs. For a discussion of the assumptions made in determining the ASC 718 values, see Note 15, “Share-Based Compensation,” to our consolidated financial statements contained in the 2020 Form 10-K.
(c)    This column reflects the amounts earned as annual awards under our AIP program. AIP awards are paid in cash.
(d)    Amounts reported in this column reflect the aggregate increase in the actuarial present value of the benefits under the qualified Pension Plan (the “Pension Plan”), Supplemental Pension Plan, KMP and EOSP, as applicable. The increase in pension benefits value is attributable to the additional year of service and age, the annual AIP award and any annual salary increase and any changes in the interest rates used to value the benefits. The plans do not permit above-market or preferential earnings on any nonqualified deferred compensation.
(e)    The following table summarizes the components of this column for 2020:

Name	Company Matching Contributions ($)(1)	Tax Equalization ($)(2)	Tax Assistance ($)(2)	Other Benefits ($)(3)	Total ($)
D. D. Petratis	215,260	—	—	173,242	388,502
P. S. Shannon	73,373	—	—	30,008	103,381
J. N. Braun	63,268	—	—	13,630	76,898
T. P. Eckersley	59,616	—	—	28,923	88,539
L. V. Moretti	8,796	35,735	38,128	12,097	94,756
C. E. Muhlenkamp	46,867	—	—	13,979	60,846
_____________
(1)Represents matching contributions under our ESP and Supplemental ESP plans for Messrs. Petratis, Shannon, Braun, Eckersley and Muhlenkamp, and contributions under the Italian Providential fund for Ms. Moretti.
(2)Represents tax equalization provided to Ms. Moretti to mitigate the impact of being required to live in a high tax jurisdiction and the tax assistance provided by the Company for the additional tax owed as a result of the income imputed from the tax equalization payment for the 2019 tax year.
(3)The other benefits the NEOs received in 2020 are:

Name	Aircraft Use ($)(i)	Other ($)(ii)	Total ($)
D. D. Petratis	138,632	34,610	173,242
P. S. Shannon	—	30,008	30,008
J. N. Braun	—	13,630	13,630
T. P. Eckersley	—	28,923	28,923
L. V. Moretti	—	12,097	12,097
C. E. Muhlenkamp	—	13,979	13,979
(i)    Represents the aggregate incremental costs, including flight time, fuel surcharge, catering, taxes, peak travel adjustment fees, and ground transportation to/from the airport, as applicable, of the hired aircraft for personal travel by Mr. Petratis, up to a total of $145,000 per year, as approved by the Compensation Committee. On occasion, Mr. Petratis’ and other NEO’s family or other personal guests may accompany them on the hired aircraft used for business purposes, provided that certain conditions under the Company’s aircraft policy are met. To the extent such occasions arise, Mr. Petratis and the other NEOs are subject to imputed taxable income at the Standard Industry Fare Level (SIFL) rates for any personal passengers on that flight and the Company does not provide tax gross-ups for such imputed income.
(ii)    Represents: (a) the incremental cost of the leased cars, calculated based on the lease, insurance, fuel and maintenance costs; (b) auto allowance; (c) financial counseling services; (d) executive health program; and (e) product rebate program reimbursements, as relevant.
(f)    Cash amounts for Ms. Moretti were paid in Euros. For reporting purposes, these amounts have been converted from Euro to United States dollars in this table and throughout this Proxy Statement. Where amounts are reported as a point in time, Euros were converted to United States dollars using the closing currency exchange rate as of December 31, 2020. Where payments were made throughout the year, unless otherwise noted, Euros were converted to U.S. dollars using the closing currency exchange rate as of the last day of the month in which the cash compensation was received or deemed to have been received.

2020 GRANTS OF PLAN-BASED AWARDS
The following table shows all plan-based awards granted to the NEOs during 2020. This table is supplemental to the Summary Compensation Table and is intended to complement the disclosure of equity awards and grants made under non-equity incentive plans in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)(c)	Exercise or Base Price of Option Awards ($/Sh) (d)	Closing Stock Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(e)
		Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
D. D. Petratis
AIP	2/6/2020	625,000	1,250,000	2,500,000	—	—	—	—	—	—	—	—
PSUs (2020-2022)	2/20/2020	—	—	—	8,313	16,625	33,250	—	—	—	—	2,484,274
Options	2/20/2020	—	—	—	—	—	—	—	41,960	129.32	129.85	1,075,015
RSUs	2/20/2020	—	—	—	—	—	—	8,313	—	—	—	1,075,037
P. S. Shannon
AIP	2/6/2020	219,300	438,600	877,200	—	—	—	—	—	—	—	—
PSUs (2020-2022)	2/20/2020	—	—	—	2,514	5,027	10,054	—	—	—	—	751,185
Options	2/20/2020	—	—	—	—	—	—	—	12,686	129.32	129.85	325,015
RSUs	2/20/2020	—	—	—	—	—	—	2,514	—	—	—	325,110
J. N. Braun
AIP	2/6/2020	133,620	267,240	534,480	—	—	—	—	—	—	—	—
PSUs (2020-2022)	2/20/2020	—	—	—	1,209	2,417	4,834	—	—	—	—	361,172
Options	2/20/2020	—	—	—	—	—	—	—	6,099	129.32	129.85	156,256
RSUs	2/20/2020	—	—	—	—	—	—	1,209	—	—	—	156,348
T. P. Eckersley
AIP	2/6/2020	175,000	350,000	700,000	—	—	—	—	—	—	—	—
PSUs (2020-2022)	2/20/2020	—	—	—	1,160	2,320	4,640	—	—	—	—	346,678
Options	2/20/2020	—	—	—	—	—	—	—	5,855	129.32	129.85	150,005
RSUs	2/20/2020	—	—	—	—	—	—	1,160	—	—	—	150,011
L. V. Moretti
AIP	2/6/2020	127,827	255,654	511,307	—	—	—	—	—	—	—	—
PSUs (2020-2022)	2/20/2020	—	—	—	919	1,837	3,674	—	—	—	—	274,503
Options	2/20/2020	—	—	—	—	—	—	—	4,636	129.32	129.85	118,774
RSUs	2/20/2020	—	—	—	—	—	—	919	—	—	—	118,845
C. E. Muhlenkamp
AIP	2/6/2020	127,500	255,000	510,000	—	—	—	—	—	—	—	—
RSUs (f)	2/20/2020	—	—	—	—	—	—	3,867	—	—	—	500,080
___________________
(a)The target award levels for the AIP program were established by the Compensation Committee in February 2020. Refer to Compensation Discussion and Analysis under the heading “Annual Incentive Program” on page 39 of this Proxy Statement for a description of the Compensation Committee’s process for establishing AIP program award levels. The amounts reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan

Awards” columns represent the threshold, target and maximum amounts for awards under the AIP program. The amounts shown in the threshold, target and maximum columns reflect the range of potential payouts when the target award levels were established in February 2020 for the 2020 performance period. The AIP pays $0 for performance below threshold. The actual amounts paid pursuant to those awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(b)The amounts reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for PSU awards for the 2020-2022 performance period. PSUs are granted under the 2013 Stock Plan. The PSUs pay $0 for performance below threshold. For a description of the Compensation Committee’s process for establishing PSU target award levels and the terms of PSU awards, please refer to Compensation Discussion and Analysis under the heading “Long-Term Incentive Program” on page 43 of this Proxy Statement and the “Post-Employment Benefits” section below.
(c)The amounts in these columns reflect the stock option and RSU awards granted in February 2020 under the 2013 Stock Plan. For a description of the Compensation Committee’s process for determining stock option and RSU awards and the terms of such awards, see Compensation Discussion and Analysis under the heading “Long-Term Incentive Program” on page 43 of this Proxy Statement and the “Post-Employment Benefits” section below.
(d)The 2013 Stock Plan requires stock options to be granted at an exercise price equal to the fair market value of our ordinary shares on the date of grant. The fair market value is defined as the average of the high and low price of our ordinary shares listed on the NYSE on the grant date.
(e)The grant date fair value of the equity awards granted in 2020 was calculated in accordance with ASC 718. We caution that the actual amount ultimately realized by each NEO from the stock option awards will likely vary based on a number of factors, including stock price fluctuations, differences from the valuation assumptions used and timing of exercise or applicable vesting. For a description of the assumptions made in valuing the equity awards see Note 15, “Share-Based Compensation” to our consolidated financial statements contained in its 2020 Form 10-K. For PSUs, the grant date fair value has been determined based on achievement of target level performance because we currently believe that is the probable outcome.
(f)Due to Mr. Muhlenkamp’s planned retirement on April 1, 2021, he was awarded with RSUs only in February 2020. Mr. Muhlenkamp retired from the Company on April 1, 2021.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020
The following table shows, for each of the NEOs, all equity awards that were outstanding as of December 31, 2020.

Name		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date (b)	Number of Shares or Units of Stock that have Not Vested (#)(c)	Market Value of Shares or Units of Stock that have Not Vested ($)(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)(d)
D.D. Petratis	2/20/2020	—	41,960	129.3250	2/20/2030	8,313	967,467	16,625	1,934,817
	2/21/2019	16,598	33,198	88.0800	2/21/2029	7,380	858,884	22,139	2,576,537
	2/22/2018	28,574	14,287	86.9300	2/22/2028	3,499	407,214	20,994	2,443,282
	2/13/2017	45,966	—	71.8350	2/13/2027	—	—	—	—
P.S. Shannon	2/20/2020	—	12,686	129.3250	2/20/2030	2,514	292,579	5,027	585,042
	2/21/2019	4,681	9,364	88.0800	2/21/2029	2,082	242,303	6,245	726,793
	2/22/2018	7,828	3,915	86.9300	2/22/2028	959	111,608	5,752	669,418
	2/13/2017	11,664	—	71.8350	2/13/2027	—	—	—	—
	2/16/2016	11,823	—	57.8500	2/16/2026	—	—	—	—
	2/20/2015	10,487	—	57.8500	2/20/2025	—	—	—	—
	3/11/2014	9,586	—	54.1250	3/11/2024	—	—	—	—
J.N. Braun	2/20/2020	—	6,099	129.3250	2/20/2030	1,209	140,703	2,417	281,290
	2/21/2019	2,447	4,895	88.0800	2/21/2029	1,089	126,738	3,265	379,981
	2/22/2018	2,055	2,055	86.9300	2/22/2028	504	58,656	3,020	351,468
	2/13/2017	2,059	—	71.8350	2/13/2027	—	—	—	—
T.P. Eckersley	2/20/2020	—	5,855	129.3250	2/20/2030	1,160	135,001	2,320	270,002
	2/21/2019	2,553	5,108	88.0800	2/21/2029	1,136	132,208	3,406	396,390
	2/22/2018	4,697	2,349	86.9300	2/22/2028	576	67,035	3,452	401,744
	2/13/2017	7,547	—	71.8350	2/13/2027	—	—	—	—
	2/16/2016	7,882	—	57.8500	2/16/2026	—	—	—	—
	2/20/2015	6,992	—	57.8500	2/20/2025	—	—	—	—
	3/11/2014	6,391	—	54.1250	3/11/2024	—	—	—	—
L.V. Moretti	2/20/2020	—	4,636	129.3250	2/20/2030	919	106,953	1,837	213,790
	2/21/2019	1,958	3,916	88.0800	2/21/2029	871	101,367	2,612	303,985
	2/22/2018	3,132	1,566	86.9300	2/22/2028	384	44,690	2,301	267,790
	2/13/2017	4,117	—	71.8350	2/13/2027	—	—	—	—
	2/16/2016	4,729	—	57.8500	2/16/2026	—	—	—	—
	2/20/2015	4,195	—	57.8500	2/20/2025	—	—	—	—
	4/8/2014	3,520	—	51.2950	4/8/2024	—	—	—	—
C. E. Muhlenkamp	2/20/2020	—	—	—	—	3,867	450,041	—	—
	2/21/2019	5,427	3,618	88.0800	2/21/2029	805	93,686	2,413	280,825
	2/22/2018	4,698	1,566	86.9300	2/21/2028	384	44,690	2,301	267,790
	2/13/2017	4,803	—	71.8350	2/13/2027	—	—	—	—
(a)These columns represent stock option awards. These awards become exercisable in three equal installments beginning on the first anniversary after the date of grant, subject to continued employment or retirement.
(b)Stock option awards expire on the tenth anniversary of the grant date.

(c)This column represents unvested RSUs. Except as described in the following sentence, RSUs become exercisable in three equal installments beginning on the first anniversary after the date of grant, subject to continued employment or retirement. Due to Mr. Muhlenkamp’s planned retirement on April 1, 2021, he was awarded with RSUs only on February 20, 2020. Mr. Muhlenkamp’s award was subject to his continued employment until April 1, 2021 and 50% of the award vested on April 1, 2021. The remaining 50% will vest on April 1, 2022. Mr. Muhlenkamp retired from the Company on April 1, 2021.
(d)The market value was computed based on $116.38, the closing market price of our ordinary shares on the NYSE at December 31, 2020.
(e)This column represents unvested and unearned PSUs. PSUs generally vest upon the completion of a three-year performance period. The receipt of the shares subject to the award is subject to achievement of the performance goals as certified by the Compensation Committee, and continued employment. The outstanding PSUs are reflected at the target level because the performance during the last completed fiscal year exceeded the threshold level.

2020 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the amounts received by each NEO upon exercise of stock options or the vesting of RSUs and PSUs during the fiscal year ended December 31, 2020.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
D. D. Petratis	170,823	13,264,522	57,246	7,580,395
P. S. Shannon	—	—	14,703	1,946,219
J. N. Braun	—	—	7,774	1,029,086
T. P. Eckersley	—	—	18,007	2,237,033
L. V. Moretti	—	—	5,306	683,210
C. E. Muhlenkamp	11,481	492,606	6,019	796,884

2020 PENSION BENEFITS
The NEOs (other than Mr. Braun and Ms. Moretti) participate in one or more of the following defined benefit plans:
▪the Pension Plan;
▪the Supplemental Pension Plan; and
▪the EOSP or the KMP.
The Pension Plan is a funded, tax qualified, non-contributory defined benefit plan that covers our U.S. employees hired prior to July 1, 2012. The Pension Plan provides for normal retirement at age 65. A participant becomes vested in the benefit: (i) after five years of service, or (ii) while employed, the participant (a) attains age 65, (b) dies or (c) becomes disabled. The formula to determine the lump sum benefit under the Pension Plan is 5% of final average pay (the five highest consecutive years out of the last ten years of eligible compensation) for each year of credited service. A choice for distribution between various annuity options and a lump sum option is available. The Pension Plan was closed to new participants after June 30, 2012, and no further benefits will accrue to any Pension Plan participant for service performed after December 31, 2022. Certain participants made an election in 2012 to forego accruing further benefits for service performed after December 31, 2012, and, in lieu, receive a non-elective employer contribution equal to 2% of eligible compensation in the ESP. No NEOs employed on June 30, 2012 made this election. NEOs hired after June 30, 2012 and eligible to participate in the ESP received the non-elective employer contribution.
The Supplemental Pension Plan is an unfunded, nonqualified, non-contributory defined benefit restoration plan. Since the IRS limits the annual compensation recognized when calculating benefits under the qualified Pension Plan, the Supplemental Pension Plan restores what is lost in the Pension Plan due to these limits. The Supplemental

Pension Plan covers all our employees who participate in the Pension Plan and who are impacted by the IRS Code compensation limits. A participant must meet the vesting requirements of the qualified Pension Plan to vest for benefits under the Supplemental Pension Plan. Benefits under the Supplemental Pension Plan are available only as a lump sum distribution after termination and paid in accordance with Section 409A of the Code. As a result of the 2012 changes to the Pension Plan, the Supplemental Pension Plan was closed to employees hired on or after July 1, 2012, and no further benefits will accrue to any Supplemental Pension Plan participant for service performed after December 31, 2022 or after December 31, 2012 to the extent the participant made an election.
The NEOs, other than Messrs. Braun and Muhlenkamp and Ms. Moretti, participate in either the EOSP or the KMP. The EOSP, which is closed to new participants, is an unfunded, nonqualified, non-contributory defined benefit plan, designed to replace a percentage of an officer’s final average pay based on the officer’s age and years of service at the time of retirement. Final average pay is defined as the sum of the officer’s current annual salary plus the average of the officer’s three highest annual incentive awards during the most recent six years. No other elements of compensation (other than salary and annual incentive awards) are included in final average pay. The EOSP provides a benefit pursuant to a formula in which 1.9% of an officer’s final average pay is multiplied by the officer’s years of service (up to a maximum of 35 years) and then reduced by the value of other retirement benefits the officer will receive that are provided by us under certain qualified and nonqualified retirement plans as well as Social Security. Vesting occurs, while the officer is employed, at the earlier of the attainment of age 55 and the completion of 5 years of service or age 62. Unreduced benefits under the EOSP are available at age 62 and benefits are only available as a lump sum after termination and paid in accordance with Section 409A of the Code.
The KMP, which is closed to new participants, is an unfunded, nonqualified, non-contributory defined benefit plan designed to replace a percentage of a key employee’s final average pay based on the key employee’s age and years of service at the time of retirement. Final average pay is defined as the sum of the key employee’s current annual salary plus the average of the employee’s three highest annual incentive awards during the most recent six years. No other elements of compensation (other than salary and AIP awards) are included in final average pay. The KMP provides a benefit pursuant to a formula in which 1.7% of a key employee’s final average pay is multiplied by years of service (up to a maximum of 30 years) and then reduced by the value of other retirement benefits the key employee will receive that are provided by us under certain qualified and nonqualified retirement plans as well as Social Security. Vesting occurs at the earlier of the attainment of age 55 and the completion of 5 years of service or age 65. Benefits are only available as a lump sum after termination and paid in accordance with Section 409A of the Code. Messrs. Petratis and Shannon are vested in the EOSP and Mr. Eckersley is vested in the KMP.
The table below represents the estimated present value of defined benefits for the plans in which each NEO participates.

Name	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
D. D. Petratis	EOSP	7.42	7,706,620	—
P. S. Shannon	Qualified Pension Plan	18.67	365,051	—
	Supplemental Pension Plan	18.67	1,405,325	—
	EOSP	19.00	6,640,325	—
J. N. Braun (c)	—	—	—	—
T. P. Eckersley	Qualified Pension Plan	13.17	252,994	—
	Supplemental Pension Plan	13.17	634,245	—
	KMP	13.17	2,680,997	—
L. V. Moretti (c)	—	—	—	—
C. E. Muhlenkamp	Qualified Pension Plan	9.83	209,464	—
	Supplemental Pension Plan	9.83	342,525	—
____________
(a)For officers or key employee’s first covered under the EOSP or KMP plans prior to May 19, 2009 by Ingersoll Rand, a full year of service is credited for any year in which they work at least one day, otherwise, the number of years of credited service under the EOSP or KMP is based on elapsed time (i.e., credit is given for each month in which a participant works at least one day). The number of years of service in the Qualified and Supplemental Pension Plans are based on elapsed time.

(b)The amounts in this column reflect the estimated present value of each NEO’s accumulated benefit under the plans indicated. The calculations reflect the value of the benefits assuming that each NEO was fully vested under each plan. The benefits were computed as of December 31, 2020, consistent with the assumptions described in Note 12, “Pensions and Post-retirement Benefits Other than Pensions,” to our consolidated financial statements contained in the 2020 Form 10-K.
(c)    Mr. Braun and Ms. Moretti do not participate in any Company defined benefit plan.

2020 NONQUALIFIED DEFERRED COMPENSATION
The following is a description of our nonqualified deferred compensation plans.
The EDCP is an unfunded, nonqualified plan that permitted certain employees, including the NEOs, to defer receipt of up to 50% of their annual salary and up to 100% of their AIP awards and PSU awards received upon commencement of employment. Elections to defer were made prior to the beginning of the performance period. These assets are considered general assets of the Company and are available to our creditors in the event of the Company’s insolvency.
Participants are offered a range of investment options that best suit the participants goals, time horizon and risk tolerance. PSU accruals were deferred into the Allegion Stock Fund. Participants are 100% vested in all amounts deferred and bear the risk of any earnings and losses on such deferred amounts.
Generally, deferred amounts may be distributed following termination of employment or at the time of a scheduled in-service distribution date chosen by the participant. If a participant has completed five or more years of service at the time of termination, or is terminated due to long-term disability, death or retirement, the distribution is paid in accordance with the participant’s election. If a participant terminates without meeting these requirements, the account balance for all plan years will be paid in a lump sum in the year following the year of termination. A participant can elect to receive distributions at termination over a period of 5, 10, or 15 annual installments, or in a single lump sum. A participant can elect to receive scheduled in-service distributions in future years that are at least two years after the end of the plan year for which they are deferring. In-service distributions can be received in two to five annual installments, or if no election is made, in a lump sum. For those participants who have investments in Company ordinary shares, the distribution of these assets will be in the form of ordinary shares, not cash.
As of January 1, 2019, the EDCP was frozen to new participants and deferrals. Existing balances remain in place and will be subject to the elections on file. Participants have the ability to make distribution changes or investment elections for current deferred assets.
Please refer to Compensation Discussion and Analysis under the heading “Retirement Programs and Other Benefits” on page 46 of this Proxy Statement for a description of the Supplemental ESP.
The following table provides information regarding contributions, distributions, earnings and balances for each NEO under our nonqualified deferred compensation plans:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(a)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(d)
D. D. Petratis
EDCP	—	—	14,153	—	3,518,497
Supplemental ESP	—	192,460	186,429	—	1,676,858
P. S. Shannon
EDCP	—	—	124,109	—	3,840,224
Supplemental ESP	—	56,273	147,650	—	1,237,370
J. N. Braun
Supplemental ESP	—	40,468	33,802	—	282,611
T. P. Eckersley
EDCP	—	—	133,762	(197,265)	1,880,283
Supplemental ESP	—	42,516	66,453	—	750,575
L. V. Moretti (c)	—	—	—	—	—
C. E. Muhlenkamp
EDCP	—	—	84,522	(136,774)	632,325
Supplemental ESP	—	29,767	32,437		299,605

(a)The amounts in this column are included in the All Other Compensation column of the Summary Compensation Table.
(b)This column represents gains and losses on investments, as well as dividends on ordinary shares or ordinary share equivalents. The earnings or losses reported in this column are not included in the Summary Compensation Table.
(c)Ms Moretti does not participate in any Company non-qualified deferred compensation plan.
(d)This column includes the amounts reflected in the table below which are also reported in the Summary Compensation Table.

Contributions Since December 2013
Name	EDCP ($)	Supplemental ESP ($)
D. D. Petratis	922,558	1,222,486
P. S. Shannon	—	363,178
J. N. Braun	—	184,913
T. P. Eckersley	1,122,594	302,491
L. V. Moretti	—	—
C. E. Muhlenkamp	417,427	166,064

POST-EMPLOYMENT BENEFITS
The following discussion describes the compensation to which each NEO would be entitled in the event of termination of such executive’s employment, including termination following a change in control.
Employment Arrangements and Severance. We do not provide employment agreements to our NEOs that provide for a minimum term of employment. All of the NEOs are entitled to benefits upon termination of their employment following a change in control. Messrs. Petratis and Shannon are also entitled to severance in the event of an involuntary termination without cause pursuant to their employment agreements. Messrs. Petratis and Shannon are eligible to receive 24 months and 12 months, respectively, of base annual salary plus a prorated target annual incentive award for the year of termination paid at the conclusion of the full performance year in accordance with the terms of the plan.

Except as noted below, our equity award agreements provide that upon termination for:
▪Death or disability, RSUs and stock options shall immediately vest and the stock options remain exercisable for a period of three years or the original expiration date, whichever is earlier;
▪Retirement, RSUs (other than Mr. Muhlenkamp’s RSU grant in February 2020 which was subject to his continued employment until April 1, 2021) and stock options shall continue to vest in accordance with their original vesting schedule and the stock options remain exercisable for a period of five years;
▪Group termination, RSUs and stock options immediately vest in the portion of the awards that would have vested within twelve months of termination and all vested stock options remain exercisable for a period of three years following termination or the original expiration date, whichever is earlier;
▪Retirement, group termination or job elimination, PSUs vest pro-rata based on the time worked during the performance period and the achievement of performance goals through the end of the performance period; and
▪Death or disability, PSUs vest pro-rata based on target level performance during the performance period.
Change in Control. Our CIC Plan covers certain officers, including the NEOs. The CIC Plan provides for certain payments if the employment is terminated by the Company without “cause” (as defined in the CIC Plan) or by the NEO for “good reason” (as defined in the CIC Plan), in each case, within two years following a change in control of the Company. The CIC Plan does not provide for a payment to cover the impact to the executive of certain incremental taxes incurred in connection with the payments made following a change in control. The amount paid under the CIC Plan will be reduced to avoid the payment of any excise taxes.
If a NEO’s employment is terminated “without cause” or by the NEO for “good reason” following a change in control, the NEO is entitled to the following:
▪any accrued but unpaid base salary;
▪an amount equal to the NEO’s target annual bonus for the year in which the termination occurred, pro-rated for the months of service and based on the Company’s actual performance for the year; and
▪a lump sum severance payment equal to the three times (CEO) or two times (other NEOs) the sum of:
▪the NEO’s annual salary in effect on the termination date, or, if higher, the annual salary in effect immediately prior to the event that constitutes “good reason;” and
▪the NEO’s target annual incentive award for the year of termination.
In addition to the foregoing, the NEOs would be eligible to receive welfare employee health benefits for the severance period (three years for the CEO) and (two years for the other NEOs). Specifically, the Company will pay the COBRA premium for the first eighteen months and any remaining coverage would be on a reimbursement basis for coverage elected outside of the Company. The Company would also provide each NEO with up to $25,000 of outplacement services.
Under the 2013 Stock Plan, outstanding unvested stock options and RSUs will not immediately vest and become exercisable or payable, as applicable, following a change in control if an alternate award is provided by the acquiring company. Such awards will immediately vest and become exercisable or payable, as applicable, if an alternate award is not provided. PSUs will be deemed to have earned a pro-rata award based on the target award opportunity and total number of months worked in the applicable performance period.
A “change in control” is defined as the occurrence of any of the following events: (i) any person unrelated to the Company becomes the beneficial owner of 30% or more of the combined voting power of the Company’s voting stock; (ii) the directors serving at the time the change-in-control plan was adopted (or the directors subsequently elected by the shareholders of the Company whose election or nomination was duly approved by at least two-thirds of the then serving directors) fail to constitute a majority of the Board of Directors; (iii) consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company which is not an affiliate; (iv) any sale or transfer of all or substantially all of the Company’s assets, other than a sale or transfer with a corporation where the Company owns at least 80% of the combined voting power of such corporation or its parent after such transfer; or (v) any other event that the continuing directors determine to be a change in control; provided however, with respect to (i), (iii) and (v) above, there shall be no change in control if shareholders of the Company own more than 50% of the combined voting power of the voting securities of the Company or the surviving entity or any parent immediately following such transaction in substantially the same proportion to each other as prior to such transaction.
Enhanced Retirement Benefits. An officer vests in EOSP or KMP upon the earlier of: (i) the attainment of age 55 and the completion of 5 years of service; (ii) attainment of age 62 for the EOSP and age 65 for the KMP; (iii) death; or (iv) change in control. For Mr. Shannon, a termination within two years following a change in control also triggers the payment of an enhanced benefit whereby two years are added to both his age and service with the Company for purposes of the EOSP benefit. There are no enhancements provided to Mr. Petratis under the EOSP or to Mr. Eckersley under the KMP. Benefits under the EOSP and KMP are forfeited in the event of termination for cause. In order to be eligible for an EOSP or KMP benefit in the event of disability, a participant must remain disabled until age 65. An officer becomes vested in both the Pension Plan and the Supplemental Pension Plan upon the completion of 5 years of service. As of December 31, 2020, Messrs. Petratis and Shannon were vested in the EOSP and Mr. Eckersley was vested in the KMP.

POST-EMPLOYMENT BENEFITS TABLE
The following table describes the compensation to which each of the NEOs would be entitled in the event of termination of such executive’s employment on December 31, 2020, including termination following a change in control. The potential payments were determined under the terms of our plans and arrangements in effect on December 31, 2020. The table does not include the pension benefits or nonqualified deferred compensation amounts that would be paid to an NEO, which are set forth in the Pension Benefits table and the Nonqualified Deferred Compensation table above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination.

	Retirement ($)	Involuntary without Cause ($)	Change in Control ($)	Disability ($)	Death ($)
D. D. Petratis
Severance (a)	—	4,500,000	6,750,000	—	—
2020 Earned but Unpaid AIP Award(s) (b)	712,000	712,000	712,000	712,000	712,000
PSU Award Payout (c)	4,899,467	4,899,467	4,899,467	4,899,467	4,899,467
Value of Unvested Equity Awards (d)	3,593,821	3,593,821	3,593,821	3,593,821	3,593,821
Enhanced Retirement Benefits (e)	—	—	—	—	—
Outplacement (f)	—	—	25,000	—	—
Health Benefits (g)	—	—	48,133	—	—
Total	9,205,288	13,705,288	16,028,421	9,205,288	9,205,288
P. S. Shannon
Severance (a)	—	1,023,400	2,046,800	—	—
2020 Earned but Unpaid AIP Award(s) (b)	249,827	249,827	249,827	249,827	249,827
PSU Award Payout (c)	1,348,961	1,348,961	1,348,961	1,348,961	1,348,961
Value of Unvested Equity Awards (d)	1,026,789	1,026,789	1,026,789	1,026,789	1,026,789
Enhanced Retirement Benefits (e)	—	—	1,558,861	—	—
Outplacement (f)	—	—	25,000	—	—
Health Benefits (g)	—	—	46,577	—	—
Total	2,625,577	3,648,977	6,302,815	2,625,577	2,625,577
___________

(a)Refer to the description of how severance is calculated in the section above entitled Post-Employment Benefits.
(b)Amounts represent the actual award earned for the 2020 performance period.

(c)For “Involuntary Without Cause,” this assumes group termination or job elimination. For the “Change in Control,” “Death” and “Disability,” these amounts represent a pro-rata portion of the outstanding PSUs. Amounts are based on the closing stock price on December 31, 2020 ($116.38).
(d)    The amounts shown represent (i) the value of eligible unvested RSUs, which is calculated based on the number of unvested RSUs multiplied by the closing stock price on December 31, 2020 ($116.38) and (ii) the intrinsic value of the unvested stock options, which is calculated based on the difference between the closing stock price on December 31, 2020 ($116.38), and the relevant exercise price. For purposes of a “Change in Control,” we assume that an alternate award is not provided and the vesting of the unvested awards accelerate. For retirement eligible employees, the eligible equity awards do not accelerate but continue to vest on the same basis as active employees. Because all NEOs are retirement eligible, their equity awards, other than Mr. Muhlenkamp’s RSU award granted in February 2020 which was subject to his continued employment until April 1, 2021, would continue to vest after termination of employment for any reason other than cause.
(e)    In the event of a change in control of the Company and a termination of the NEOs, the present value of the pension benefits under the EOSP, KMP and Supplemental Pension Plans would be paid out as lump sums. The amounts shown under change of control represent the estimated benefit provided in excess of the EOSP amount shown in the Pension Benefits Table. While there is no additional benefit to the NEOs as a result of involuntary resignation without cause or in the event of a death or disability, there are differences (based on the methodology mandated by the SEC) between the numbers that are shown in the Pension Benefits Table and those that would actually be payable to the NEO under these termination scenarios.
(f)    For the “Change in Control” column, the amount represents the maximum expenses we would reimburse the NEO for professional outplacement services.
(g)    Represents our cost of continued active coverage for thirty-six months for the CEO and twenty-four months for the other NEOs.

	Retirement ($)	Involuntary without Cause ($)	Change in Control ($)	Disability ($)	Death ($)
J. N. Braun
Severance (a)	—	—	1,425,280	—	—
2020 Earned but Unpaid AIP Award(s) (b)	152,220	152,220	152,220	152,220	152,220
PSU Award Payout (c)	698,552	698,552	698,552	698,552	698,552
Value of Unvested Equity Awards (d)	525,145	525,145	525,145	525,145	525,145
Enhanced Retirement Benefits (e)	—	—	—	—	—
Outplacement (f)	—	—	25,000	—	—
Health Benefits (g)	—	—	34,069	—	—
Total	1,375,917	1,375,917	2,860,266	1,375,917	1,375,917
T. P. Eckersley
Severance (a)	—	—	1,700,000	—	—
2020 Earned but Unpaid AIP Award(s) (b)	89,705	89,705	89,705	89,705	89,705
PSU Award Payout (c)	756,004	756,004	756,004	756,004	756,004
Value of Unvested Equity Awards (d)	548,560	548,560	548,560	548,560	548,560
Enhanced Retirement Benefits (e)	—	—	—	—	—
Outplacement (f)	—	—	25,000	—	—
Health Benefits (g)	—	—	48,133	—	—
Total	1,394,269	1,394,269	3,167,402	1,394,269	1,394,269
L. V. Moretti
Severance (a)	—	—	1,297,934	—	—
2020 Earned but Unpaid AIP Award(s) (b)	117,418	117,418	117,418	117,418	117,418
PSU Award Payout (c)	541,710	541,710	541,710	541,710	541,710
Value of Unvested Equity Awards (d)	409,952	409,952	409,952	409,952	409,952
Enhanced Retirement Benefits (e)	—	—	—	—	—
Outplacement (f)	—	—	25,000	—	—
Health Benefits (g)	—	—	—	—	—
Total	1,069,080	1,069,080	2,392,014	1,069,080	1,069,080
C. E. Muhlenkamp
Severance (a)	—	—	1,360,000	—	—
2020 Earned but Unpaid AIP Award(s) (b)	145,248	145,248	145,248	145,248	145,248
PSU Award Payout (c)	455,007	455,007	455,007	455,007	455,007
Value of Unvested Equity Awards (d)	148,508	511,905	736,925	736,925	736,925
Enhanced Retirement Benefits (e)	—	—	—	—	—
Outplacement (f)	—	—	25,000	—	—
Health Benefits (g)	—	—	33,753	—	—
Total	748,763	1,112,160	2,755,933	1,337,180	1,337,180
Note: Footnotes on prior pages.

CEO PAY RATIO DISCLOSURE
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, and the total compensation of our CEO, Mr. Petratis, and the ratio of these two amounts (such ratio, the “CEO Pay Ratio”).
The SEC guidance allows companies to use the same median employee for three years. The Company has used the same median employee for years ending 2017 through 2019. A new median employee was identified for 2020.
As of our determination date, October 1, 2020, we had approximately 11,500 employees around the world. For purposes of defining our employee population, we excluded a total of 563 employees in United Arab Emirates, Poland, Qatar, Russia, Thailand and Turkey, as permitted by the de minimis exclusion. We continued to use base salary as our consistently applied compensation measure. We calculated the median pay and used a pay range of +/- 1% to identify the median employee population. The median employee identified is located in North America and works in operations.
In 2020, the CEO’s annual total compensation was $8,785,585 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2020 was $57,154. As a result, the CEO Pay Ratio for 2020 was 154 to 1.
Given the different methodologies that various public companies will use to determine their pay ratio, the CEO Pay Ratio reported above should not be used as a basis for comparison between companies.

INFORMATION CONCERNING VOTING AND SOLICITATION
Why Did I Receive This Proxy Statement?
We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials (“Notice”) because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting. This Proxy Statement summarizes the information you need to know to vote on an informed basis.
Why Are There Two Sets Of Financial Statements Covering The Same Fiscal Period?
U.S. securities laws require us to send you our 2020 Form 10-K, which includes our financial statements prepared in accordance with U.S. GAAP. These financial statements are included in the mailing of this Proxy Statement. Irish law also requires us to provide you with our Irish Statutory Accounts for our 2020 fiscal year, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish Statutory Accounts will be available on or around April 30, 2021 on our website at www.allegion.com/irishstatutoryaccounts and will be laid before the Annual General Meeting.
How Do I Attend the Annual General Meeting?
All shareholders are invited to attend the Annual General Meeting. In order to be admitted, you must present a form of personal identification and evidence of share ownership.
If you are a shareholder of record, evidence of share ownership will be either: (1) an admission ticket, which is attached to the proxy card and must be separated from the proxy card and kept for presentation at the meeting if you vote your proxy by mail; or (2) a Notice.
If you own your shares through a bank, broker or other holder of record (“street name holders”), evidence of share ownership will be either: (1) your most recent bank or brokerage account statement; or (2) a Notice. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of our ordinary shares, to:
Corporate Secretary
Allegion plc
Block D
Iveagh Court
Harcourt Road
Dublin 2 D02 VH94, Ireland
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual General Meeting.
Who May Vote?
You are entitled to vote if you beneficially owned our ordinary shares at the close of business on April 8, 2021, the Record Date. At that time, there were 90,019,863 of our ordinary shares outstanding and entitled to vote. Each ordinary share that you own entitles you to one vote on all matters to be voted on a poll at the Annual General Meeting.
How Do I Vote?
Shareholders of record can cast their votes by proxy by:
▪Using the Internet and voting at www.proxyvote.com;
▪Calling 1-800-690-6903 and following the telephone prompts to vote by proxy; or
▪Completing, signing and returning a proxy card by mail. If you received a Notice and did not receive a proxy card, you may request one at sendmaterial@proxyvote.com.
The Notice is not a proxy card and it cannot be used to vote your shares.
If you vote by proxy by telephone, your use of that telephone system, and in particular the entry of your personal identification number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, for all purposes of the Companies Act of 2014 of Messrs. Petratis, Shannon and Braun, or any of

them, or any other person appointed by the Board as your proxies to vote your shares in accordance with your telephone instructions.
Shareholders of record may also vote their shares directly by attending the Annual General Meeting and casting their vote in person or appointing a proxy (who does not have to be a shareholder) to attend the Annual General Meeting and casting votes on their behalf in accordance with their instructions.
Street name holders must vote their shares in the manner prescribed by their bank, brokerage firm or nominee. Street name holders who wish to vote in person at the Annual General Meeting must obtain a legal proxy from their bank, brokerage firm or nominee. Street name holders will need to bring the legal proxy with them to the Annual General Meeting and hand it in with a signed ballot that is available upon request at the meeting. Street name holders will not be able to vote their shares at the Annual General Meeting without a legal proxy and a signed ballot.
Even if you plan to attend the Annual General Meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
In order to be timely processed, your vote must be received by 11:59 p.m. Eastern Daylight Time on June 2, 2021 (or, if you are a street name holder, such earlier time as your bank, brokerage firm or nominee may require).
May I Revoke My Proxy?
You may revoke your proxy at any time before it is voted at the Annual General Meeting in any of the following ways:
▪By notifying the Company’s Secretary in writing: c/o Allegion plc, Block D, Iveagh Court, Harcourt Road, Dublin 2 D02 VH94, Ireland;
▪By submitting another properly signed proxy card with a later date or another Internet or telephone proxy at a later date but prior to the close of voting described above; or
▪By voting in person at the Annual General Meeting.
Merely attending the Annual General Meeting does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.
How Will My Proxy Get Voted?
If your proxy is properly submitted, your proxy holder (one of the individuals named on the proxy card) will vote your shares as you have directed. If you are a street name holder, the rules of the NYSE permit your bank, brokerage firm or nominee to vote your shares on Items 3, 4 and 5 (routine matters) if it does not receive instructions from you. However, your bank, brokerage firm or nominee may not vote your shares on Items 1 or 2 (non-routine matters) if it does not receive instructions from you (“broker non-votes”). Broker non-votes will not be counted as votes for or against the non-routine matters, but rather will be regarded as votes withheld and will not be counted in the calculation of votes for or against the resolution.
If you are a shareholder of record and you do not specify on the proxy card you send to the Company (or when giving your proxy over the Internet or telephone) how you want to vote your shares, then the Company-designated proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. In addition, the Company-designated proxy holders may vote proxies in their discretion if a proposal not referred to in this Proxy Statement properly comes before the Annual General Meeting but is not timely submitted to the Company.
What Constitutes A Quorum?
The presence (in person or by proxy) of shareholders entitled to exercise a majority of the voting power of the Company on the Record Date is necessary to constitute a quorum for the conduct of business. Abstentions and broker non-votes are treated as “shares present” for the purposes of determining whether a quorum exists.

What Vote Is Required To Approve Each Proposal?
A majority of the votes cast at the Annual General Meeting is required to approve Items 1, 2, 3 and 4. A majority of the votes cast means that the number of votes cast “for” an Item must exceed the number of votes cast “against” that Item. Item 5 is considered a special resolution under Irish law and requires 75% of the votes cast for approval.
Although abstentions and broker non-votes are counted as “shares present” at the Annual General Meeting for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the resolution and, accordingly, will not affect the outcome of the vote.
Who Pays The Expenses Of This Proxy Statement?
We have hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $13,000, plus out-of-pocket expenses. Proxies will be solicited on behalf of our Board of Directors by mail, in person, by telephone and through the Internet. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold shares.
How Will Voting On Any Other Matter Be Conducted?
Although we do not know of any matters to be presented or acted upon at the Annual General Meeting other than the items described in this Proxy Statement, if any other matter is proposed and properly presented at the Annual General Meeting, the proxy holders will vote on such matters in accordance with their best judgment.
What Happens if a Change to the Annual General Meeting is Necessary Due to Exigent Circumstances?
While we have every intention of holding the Annual General Meeting as indicated in the “Notice of 2021 Annual General Meeting of Shareholders,” if exigent and unexpected circumstances such as a global health crisis prevent the Company from holding the Annual General Meeting as planned, we may have to make alternative arrangements (such as a change in location and/or time), as appropriate. In such case, shareholders in Ireland may still participate in the Annual General Meeting at the Company’s headquarters located in Dublin, Ireland. If the Company needs to take such action on an exceptional basis, the Company plans on: (1) issuing a press release notifying as such, including confirmation of the meeting details and any relevant instructions; (2) filing the press release and amended notice of the Annual General Meeting as definitive additional soliciting materials with the SEC (on EDGAR); and (3) taking reasonable steps necessary to inform other intermediaries in the proxy process such as our proxy service provider of any changes to the Annual General Meeting.
Any such decision by the Company has no impact on your ability to provide your proxy by using the Internet or telephone as explained in this Proxy Statement or by completing, signing, dating and mailing your proxy card. Your proxy must be received by 11:59 p.m. Eastern Daylight Time on June 2, 2021.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of the Record Date, the beneficial ownership of our ordinary shares by (i) each director and director nominee of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group:

Name	Ordinary Shares (a)	Notional Shares (b)	Options Exercisable or RSUs Vesting Within 60 Days (c)
K. S. Hachigian	6,573	—	1,099
S.C. Mizell (d)	—	—	1,099
N. Parent Haughey	1,694	—	1,099
D. I. Schaffer	6,403	—	1,099
C. L. Szews	1,690	—	1,099
D. Vardhan (e)	—	—	—
M. E. Welch	6,329	—	1,099
D. D. Petratis (f)	243,840	19,173	136,010
P. S. Shannon	39,664	22,121	68,894
J. N. Braun	12,239	—	13,096
T. P. Eckersley	18,406	6,406	42,916
L. V. Moretti (g)	22,177	—	26,720
C. E. Muhlenkamp (h)	18,653	—	13,119
All directors and executive officers as a group (18 persons) (i)	370,729	47,700	307,674
____________

(a)Represents ordinary shares held directly.
(b)Represents ordinary shares and ordinary share equivalents notionally held under the EDCP that are not distributable within 60 days of the Record Date.
(c)Represents ordinary shares as to which directors and executive officers had stock options exercisable or RSUs that vest within 60 days of the Record Date, under the 2013 Stock Plan.
(d)Mr. Mizell was appointed to the Board on February 6, 2020.
(e)Mr. Vardhan was appointed to the Board on October 27, 2020.
(f)Under Ordinary Shares, amount includes 136,377 shares held by irrevocable trusts for the benefit of each of Mr. Petratis’ daughters. Mr. Petratis disclaims beneficial ownership over the securities held by the trusts, except to the extent of his pecuniary interest therein, if any.
(g)Ms. Moretti left the Company on March 31, 2021.
(h)Mr. Muhlenkamp retired from the Company on April 1, 2021.
(i)The Company’s ordinary shares beneficially owned by all current directors and executive officers individually and as a group (including shares issuable under exercisable options or vesting RSUs) aggregated less than 1% of the total outstanding ordinary shares. Ordinary shares and ordinary share equivalents notionally held under the EDCP are not counted as outstanding shares in calculating these percentages because they are not beneficially owned; the directors and executive officers have no voting or investment power with respect to these shares or share equivalents.

The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company based solely on the information filed by such shareholder on Schedule 13G under the Securities Exchange Act of 1934:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (a)
The Vanguard Group 100 Vanguard Blvd Malvern, Pennsylvania 19355	9,768,123 (b)	10.85%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	8,730,946 (c)	9.70%
Aristotle Capital Management LLC 11100 Santa Monica Blvd Suite 1700 Los Angeles, California 90025	7,185,748 (d)	7.98%
APG Asset Management US Inc. 666 Third Avenue 2nd Floor New York, New York 10017	6,089,143 (e)	6.76%
AllianceBernstein L.P. 1345 Avenue of the Americas New York, New York 10105	4,805,123 (f)	5.34%
____________
(a)The ownership percentages set forth in this column are based on the Company’s outstanding ordinary shares on the Record Date and assumes that each of the beneficial owners continued to own the number of shares reflected in the table above on such date.
(b)Information regarding The Vanguard Group and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on February 10, 2021. The filing indicated that, as of December 31, 2020, Vanguard had shared voting power as to 156,241 shares, sole dispositive power as to 9,358,505 shares and shared dispositive power as to 409,618 shares.
(c)Information regarding Black Rock, Inc. and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on January 29, 2021. The filing indicated that, as of December 31, 2020, BlackRock had sole voting power as to 7,237,846 shares and sole dispositive power as to 8,730,946 shares.
(d)Information regarding Aristotle Capital Management, LLC and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on March 25, 2021. The filing indicated that, as of December 31, 2020, Aristotle Capital Management, LLC had sole voting power as to 5,592,923 shares and sole dispositive power as to 7,185,748 shares.
(e)Information regarding APG Asset Management US Inc. and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on January 19, 2021. The filing indicated that, as of December 31, 2020, APG Asset Management US Inc. had shared voting power as to 6,089,143 shares and shared dispositive power as to 6,089,143 shares.
(f)Information regarding AllianceBernstein L.P. and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on February 8, 2021. The filing indicated that, as of December 31, 2020, AllianceBernstein L.P. had sole voting power as to 4,331,923 shares, sole dispositive power as to 4,797,730 shares, and shared dispositive power as to 7,393 shares.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020 with respect to our ordinary shares that may be issued under equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders (1)	5,144,724	$85.18	2,855,276
Equity compensation plans not approved by security holders (2)	79,567	—	—
Total	5,224,291	$85.15	2,855,276
____________

(1)	Represents the 2013 Stock Plan. The weighted average exercise price includes stock options and stock appreciation rights outstanding under the 2013 Stock Plan. PSUs are included assuming target performance.
(2)	Represents the EDCP. Plan participants acquire our shares under the EDCP as a result of the deferral of salary, annual incentive awards and PSUs.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
A “Related Person Transaction” is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), in which the Company, or any of its subsidiaries or affiliates was, is, or will be a participant, the amount involved exceeds $120,000 and in which any Related Person had, has, or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation. A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangement or relationships.
A “Related Person” means:
1.any person who is, or was at any time since the beginning of the Company’s last fiscal year, an executive officer, director, or director nominee of the Company;
2.any person who, at the time of the occurrence or existence of the transaction at issue, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “5% Shareholder”); or
3.any person who is, or was, at any time since the beginning of the Company’s last fiscal year, an Immediate Family Member of any individual covered by 1. or 2. above
An “Immediate Family Member” of any person means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person (other than a tenant or an employee) sharing the household of such person.
Pursuant to the Company’s written Related Person Transaction policy, all Related Person Transaction are prohibited unless approved or ratified by the disinterested members of the Corporate Governance and Nominating Committee in accordance with the policy.
Upon disclosure of a Related Person Transaction to management at any time by a director (including director nominee) or executive officer, management shall prepare a summary of such Related Person Transaction for approval or ratification at the next scheduled meeting of the Corporate Governance Committee. In connection with the review and approval or ratification of a Related Person Transaction, management must disclose to the Corporate Governance Committee:

▪the material terms of the Related Person Transaction, including the approximate dollar value of the amount involved in the transaction, the Related Person’s relationship to the Company and interest in the transaction;
▪the identity of the other parties to the transaction;
▪the material facts of the transaction;
▪the benefits to the Company and to the Related Person;
▪whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-Related Persons, if any;
▪the impact on a director’s independence (for both service on the Board or any of its committees) in the event the Related Person is a director or director nominee and, if applicable, the availability of other sources of comparable products or services;
▪whether the Related Person Transaction will be required to be disclosed in the Company’s applicable filings under the Securities Act or Exchange Act, and related rules; and
▪any other matters that management or the Corporate Governance Committee, as applicable, deem appropriate.
In approving or ratifying a transaction, the Corporate Governance Committee shall consider all of the relevant facts and circumstances and shall approve only those transactions that are in, or not inconsistent with, the best interests of the Company.
In addition, the Company’s Code of Conduct, which sets forth standards applicable to all employees, officers and directors of the Company, requires that all employees, officers and directors must disclose all potential conflicts of interest and promptly take actions to eliminate a conflict when the Company so requests. Any waiver of the Code of Conduct for any executive officer or director requires the approval of the Company’s Board of Directors. Any such waiver will, to the extent required by law or NYSE, be disclosed on the Company’s website at www.allegion.com or on a current report on Form 8-K. No such waivers were requested or granted in 2020.
During 2020, there were no Related Person Transactions involving the directors or our executive officers. We have not made payments to our independent, non-employee directors other than the fees to which they are entitled as directors (described under the heading “Compensation of Directors” on page 28 of this Proxy Statement) and the reimbursement of expenses related to their services as directors. As an employee director, Mr. Petratis does not receive any compensation for his services as director and Chairman of the Board. Further, we have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.
A copy of our Related Person Transaction Policy is available on our our website located at www.allegion.com under the heading “About Allegion - Corporate Governance.”
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file reports of ownership and reports of changes in ownership with the SEC and the NYSE. To the Company’s knowledge, based solely on its review of such forms received by the Company and written representations that no other reports were required, all Section 16(a) filing requirements were complied with for the year 2020 and through the end of March 2021, except as disclosed in our 2020 Proxy Statement for the period from January 1, 2020 through end of March 2020.
SHAREHOLDER PROPOSALS AND NOMINATIONS
Any proposal by a shareholder intended to be presented at the 2022 Annual General Meeting of Shareholders of the Company must be received by the Company at its registered office at Block D, Iveagh Court, Harcourt Road, Dublin 2 D02 VH94, Ireland, Attn: Corporate Secretary, no later than December 21, 2021, for inclusion in the proxy materials relating to that meeting. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposals to be eligible for inclusion in our 2022 Proxy Statement.
Our Articles of Association set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board of Directors in connection with annual general meetings of shareholders or pursuant to written shareholder consents or who wish to bring other business before a shareholders’ general meeting. All such nominations must be accompanied by certain background and other information specified in the Articles of Association. In connection with the 2022 Annual General Meeting, written notice of a shareholder’s intention to make such nominations or bring business before the Annual General Meeting must be given to the Corporate Secretary not later than March 7, 2022. If the date of the 2022 Annual General Meeting occurs more than 30 days before, or 60 days after, the anniversary of the 2021 Annual General Meeting, then the written notice must be provided to the Corporate Secretary no later than the seventh day after the date on which notice of such annual general meeting is given.
The Corporate Governance and Nominating Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to the Committee, care of the Corporate Secretary, at the Company’s registered address. In addition to considering candidates recommended by shareholders, the Corporate Governance Committee considers potential candidates recommended by current directors, director search firms, Company officers, employees and others. As stated in our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and believes that, at a minimum, each nominee should satisfy the following criteria: highest character and integrity, experience and understanding of strategy and policy setting, financial literacy, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. For more details, see “Director Nomination Process” on page 17 of this Proxy Statement. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.
In order for you to bring other business before a shareholder general meeting, timely notice must be received by the Corporate Secretary within the time limits described above. The notice must include a description of the proposed item, the reasons you believe support your position concerning the item, and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in our Proxy Statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.
If a shareholder wishes to communicate with the Board of Directors for any other reason, all such communications should be sent in writing, care of the Corporate Secretary, or by email at allegionboard@allegion.com.
HOUSEHOLDING
SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While the Company does not household in mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s Proxy Statement and Annual Report on Form 10-K by contacting the Company at its registered office at Block D, Iveagh Court, Harcourt Road, Dublin 2 D02 VH94, Ireland, Attention: Corporate Secretary or by accessing it on the Company’s website at www.allegion.com.
Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

Dated: April 20, 2021

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 2, 2021. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D35178-P51423

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**ALLEGION PLC**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Kirk S. Hachigian | ☐ | ☐ | ☐ |
| 1b. Steven C. Mizell | ☐ | ☐ | ☐ |
| 1c. Nicole Parent Haughey | ☐ | ☐ | ☐ |
| 1d. David D. Petratis | ☐ | ☐ | ☐ |
| 1e. Dean I. Schaffer | ☐ | ☐ | ☐ |
| 1f. Charles L. Szews | ☐ | ☐ | ☐ |
| 1g. Dev Vardhan | ☐ | ☐ | ☐ |
| 1h. Martin E. Welch III | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Advisory approval of the compensation of the Company's named executive officers. | ☐ | ☐ | ☐ |
| 3. Approval of the appointment of PricewaterhouseCoopers as independent auditors of the Company and authorize the Audit and Finance Committee of the Board of Directors to set the auditors' remuneration. | ☐ | ☐ | ☐ |
| 4. Approval of renewal of the Board of Directors' existing authority to issue shares. | ☐ | ☐ | ☐ |
| 5. Approval of renewal of the Board of Directors' existing authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution). | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**IF YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE BRING, IN ADDITION TO THIS ADMISSION TICKET, A PROPER FORM OF IDENTIFICATION.**

**ADMISSION TICKET**

**ALLEGION PLC**
**ANNUAL GENERAL MEETING OF SHAREHOLDERS**

**JUNE 3, 2021**
**2:00 p.m., Eastern Daylight Time**
**Allegion**
**11819 N. Pennsylvania Street**
**Carmel, Indiana**

**THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER AND ONE GUEST.**

**NOTE: VIDEO, STILL PHOTOGRAPHY AND RECORDING DEVICES ARE NOT PERMITTED AT THE ANNUAL GENERAL MEETING. YOUR COOPERATION IS APPRECIATED.**

---

D35179-P51423

## ALLEGION PLC
## Annual General Meeting of Shareholders
## June 3, 2021 2:00 p.m., Eastern Daylight Time
## This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) David D. Petratis, Patrick S. Shannon and Jeffrey N. Braun, or any of them, or any other person appointed by the Company's Board of Directors, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all ordinary shares of ALLEGION PLC (the "Company") which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at Allegion, 11819 N. Pennsylvania Street, Carmel, Indiana, on Thursday, June 3, 2021 at 2:00 p.m., Eastern Daylight Time, or at any adjournments or amended locations and/or times thereof, with all the powers the undersigned would possess, if then and there personally present, upon the matters described in the Notice of Annual General Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournments.

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be shareholder(s) of the company. If you wish to appoint a person other than the designated officers of the Company, please contact the Corporate Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be voted. A proxy is required to vote in accordance with any instructions given to him/her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY SPECIFICATIONS ARE MADE ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN THE MANNER RECOMMENDED BY THE COMPANY'S BOARD OF DIRECTORS ON ALL MATTERS AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF SHAREHOLDERS.**

**Continued and to be signed on reverse side**